Prospectus Supplement dated November 16, 2001
To Prospectus dated November 29, 2000



                                           $ 51,264,000 (Approximate)
                                      LEHMAN HOME EQUITY LOAN TRUST 2001-1
                           Home Equity Loan Asset-Backed Certificates, Series 2001-1

Home Loan and Investment                                                                  Lehman ABS Corporation,
     Bank, F.S.B.,                                                                               as Depositor
 as Seller and Servicer

      Class A-1            Principal         Certificate           Price to         Underwriting     Proceeds to the
     Certificates           Balance            Rate (1)             Public            Discount        Depositor (2)
----------------------- ----------------- ------------------- ------------------- ----------------- ------------------
  Class A-1               $ 51,264,000         Variable            100.00%             0.50%             99.50%
---------------------- ----------------- ------------------- ------------------- ----------------- ------------------
Total Offered             $ 51,264,000           N/A             $ 51,264,000        $ 254,500        $ 51,009,500
Certificates
----------------------- ----------------- ------------------- ------------------- ----------------- ------------------

(1) The pass-through rate for the Class A-1 Certificates is calculated as described under "Summary" and "Description of the Certificates--The Certificate Rate".
(2) Before deducting expenses, estimated to be $250,000.


The Certificates
    o   represent  the entire  beneficial  interest  in a      The Trust
        trust,  whose  assets  are a pool  of  closed-end
        fixed-rate home equity loans                              o    will make a REMIC  election for federal income
                                                                       tax purposes
    o   currently have no trading market
                                                               Review the  information in Risk Factors on page S-9 of
    o   are not  deposits and are not  guaranteed  by the      this  prospectus  supplement  and  on  page  2 in  the
        Federal Deposit Insurance Corporation                  prospectus.

    o   are  obligations  of the  trust  only and are not      For   complete   information   about   the   Class A-1
        obligations  of the  seller and  servicer  or its      Certificates,  read  both this  prospectus  supplement
        affiliates                                             and the prospectus.  This  prospectus  supplement must
                                                               be  accompanied  by the prospectus if it is being used
Credit Enhancement                                             to offer and sell the certificates.

    o will be provided in the form of a spread account and an irrevocable and unconditional certificate guaranty insurance policy issued by Ambac
        Assurance Corporation


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Lehman Home Equity Loan Asset-Backed Certificates, Series 2001-1 in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Lehman Home Equity Loan Asset-Backed Certificates, Series 2001-1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Lehman Home Equity Loan Asset-Backed Certificates, Series 2001-1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                                           Page
                             Prospectus Supplement
Summary  ..............................................................     S-1
Risk Factors...........................................................     S-7
The Certificate Insurer................................................    S-11
Home Loan and Investment Bank, F.S.B...................................    S-12
Description of the Mortgage Loans......................................    S-17
Prepayment and Yield Considerations....................................    S-23
Description of the Certificates........................................    S-27
Description of the Purchase Agreement..................................    S-46
Incorporation of Certain Documents by Reference........................    S-47
Use of Proceeds........................................................    S-47
Certain Federal Income Tax Considerations..............................    S-47
State Taxes............................................................    S-50
ERISA Considerations...................................................    S-50
Legal Investment Considerations........................................    S-51
Underwriting...........................................................    S-51
Experts  ..............................................................    S-52
Legal Matters..........................................................    S-52
Ratings  ..............................................................    S-52
Index of Defined Terms.................................................    S-54
Annex I................................................................     A-1

                                  Prospectus
Risk Factors...........................................................       2
Description of the Securities..........................................       5
The Trust Funds........................................................       9
Enhancement............................................................      16
Servicing of Loans.....................................................      18
The Agreements.........................................................      26
Custody Receipts; Custody Agreements...................................      35
Legal Aspects of Loans.................................................      39
The Depositor..........................................................      49
Use of Proceeds........................................................      50
Federal Income Tax Considerations......................................      51
State Tax Considerations...............................................      77
ERISA Considerations...................................................      77
Legal Investment.......................................................      81
Ratings................................................................      81
Plan of Distribution...................................................      81
Legal Matters..........................................................      81
Additional Information.................................................      81
Index of Defined Terms.................................................      82

                                   SUMMARY

    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A-1 Certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Offered Certificates

                                                                      Last Scheduled
                                                         Principal     Distribution
   Certificate Class             Certificate Rate         Balance        Date (1)
   -----------------             ----------------        ---------    --------------
   Class A-1................       Variable (2)         $ 51,264,000    March 2032

(1) We expect the actual last distribution date for the Class A-1 Certificate to be significantly earlier than its last scheduled distribution date.
(2) The Class A-1 Certificates will accrue interest at a rate of one-month LIBOR + 0.52% (or one-month LIBOR + 1.04% on or after the optional termination date), up to a maximum rate described herein.


The Trust

     Lehman Home Equity Loan Trust 2001-1       book-entry certificates are described in
will be formed by Lehman ABS Corporation.       this prospectus supplement.
Home Loan and Investment Bank, F.S.B. will
sell the mortgage loans to Lehman ABS                We refer you to "RISK
Corporation and Lehman ABS Corporation          FACTORS--Book-Entry Certificates",
will deposit the mortgage loans with the        "DESCRIPTION OF THE
Trust. Bankers Trust Company of                 CERTIFICATES--Book-Entry Certificates" and
California, N.A. will act as trustee for        "ANNEX I" in this prospectus supplement
the benefit of the certificateholders.          for more detail.

The Certificates                                Trust Property

     On the closing date, expected to be             The trust property is held by the
November 20, 2001, the trust will issue         trustee for the benefit of the
the Class A-1 Certificates, which are           certificateholders. The trust property
senior certificates.                            includes:

     On the closing date, the trust will             o    a pool of closed-end fixed-rate
also issue (i) the Class A-IO                             home equity loans secured by
Certificates, which are equal in priority                 first-lien and second-lien deeds
of payment with interest payments on the                  of trust or mortgages on
Class A-1 Certificates and (ii) the Class                 primarily one- to four-family
R Certificates, which are subordinated                    residential properties
certificates.
                                                     o    payments on the mortgage loans
     The Class A-1 Certificates will be                   received after October 31, 2001
offered for purchase in denominations of $                (other than payments relating to
1,000 and multiples of $ 1 above $ 1,000.                 interest accrued on any mortgage
The Class A-IO Certificates and the Class                 loan through the related due
R Certificates are not being offered to                   date in October 2001)
the public.
                                                     o    property that secured a mortgage
Class A-IO Certificates                                   loan which has been acquired by
                                                          foreclosure or deed in lieu of
     The Class A-IO Certificates are only                 foreclosure
entitled to distributions of interest.
Interest will accrue on the notional                 o    rights of the depositor under
amount of the Class A-IO Certificates,                    the mortgage loan purchase
which is equal to the aggregate principal                 agreement pursuant to which the
balance of the mortgage loans on the first                depositor purchased the mortgage
day of the month preceding the date that a                loans from the seller. Under
distribution of interest is to be made.                   certain circumstances, if the
Interest on the Class A-IO Certificates                   representations and warranties
will accrue at a per annum rate equal to                  made by the seller about the
5% minus one-month LIBOR.                                 mortgage loans are breached,
                                                          then it will be obligated to
Registration of Class A-1 Certificates                    repurchase those mortgage loans

     We will issue the Class A-1                     o    rights of the seller under any
Certificates in book-entry form. You will                 hazard insurance policies
hold your interests either through a                      covering the mortgaged
depository in the United States or through                properties
one of two depositories in Europe. While
the certificates are book-entry they will            o    the spread account
be registered in the name of the
applicable depository, or in the name of             o    the unconditional certificate
the depository's nominee. Transfers within                guaranty insurance policy and
any depository system will be made in                     any payments thereunder
accordance with the usual rules and
operating procedures of that system.                 o    certain other property
Cross-market transfers between two
different depository systems may be made             The  Mortgage Loans
through a third-party bank and/or the
related depositories. The limited                    On November 20, 2001, the trust will
circumstances under which definitive            acquire a pool of closed-end fixed-rate
certificates will replace the                   home equity loans. The information below
                                                is based on the pool of mortgage loans as
                                                it existed at the close of



                                      S-2

business on October 31, 2001. The mortgage      Servicing
loans have the following characteristics
as of the close of business on October 31,           The servicer will be responsible for
2001:                                           servicing, managing and making collections
                                                on the mortgage loans. The servicer will
     o    number of mortgage loans: 963         deposit all collections in respect of the
                                                mortgage loans into the collection
     o    aggregate principal balance:          account. Each calendar month the servicer
          $51,264,809.06                        will be paid a portion of the interest
                                                payments as a fee for its services. The
     o    mortgaged property location: 25       amount of the fee paid to the servicer is
          states                                based on the balance of the pool of
                                                mortgage loans as of the first day of that
     o    average principal balance: $          calendar month.
          53,234.49
                                                     We refer you to "DESCRIPTION OF THE
     o    maximum principal balance: $          CERTIFICATES--Servicing Compensation and
          331,886.59                            Payment of Expenses" in this prospectus
                                                supplement for more detail.
     o    interest rate range: 7.29% to
          14.99%                                Monthly Advances and Interest Shortfalls

     o    weighted average interest rate:            The servicer will make cash advances
          10.43% (approximate)                  with respect to delinquent payments of
                                                interest on the mortgage loans to the
     o    first lien: 70.20% (approximate)      extent the servicer reasonably believes
                                                that the cash advances can be repaid from
     o    second lien: 29.80%                   future collections on the mortgage loans.
          (approximate)                         These cash advances are only intended to
                                                maintain a regular flow of interest on the
     o    weighted average remaining term       certificates and are not intended to
          to stated maturity, based on          guarantee or insure against losses.
          principal balance: 234 months
          (approximate)                              The servicer has agreed that, under
                                                certain circumstances, it will deposit in
     o    remaining term to stated              the distribution account shortfalls in
          maturity range: 43 months to 358      interest attributable to (i) prepayments
          months                                and (ii) the simple interest method of
                                                accrual, which amounts are not
     o    last maturity date: August 15,        reimbursable to the servicer.
          2031
                                                     The maximum amount the servicer will
     o    combined loan-to-value ratio          deposit each month as a result of
          range: 7.44% to 100.00%               shortfalls relating to prepayments and
                                                shortfalls associated with payments on
     o    weighted average combined             loans that accrue interest on a simple
          loan-to-value ratio: 68.03%           interest basis is the amount of the
          (approximate)                         servicing fee for the preceding month.

     o    interest calculated using the              Neither the servicer nor the
          "simple interest" method:             certificate insurer is obligated to
          100.00%                               provide funds to cover any shortfalls in
                                                interest collections on the mortgage loans
     o    monthly payments calculated on a      that are attributable to the application
          fully amortizing method: 85.60%       of the Soldiers' and Sailors' Civil Relief
          (approximate)                         Act of 1940.

     o    balloon loans; loans with                  We refer you to "RISK
          amortization schedules that           FACTORS--Interest Payments on the Mortgage
          extend beyond their maturity          Loans and Resulting Reductions in Interest
          date: 14.40% (approximate)            Distributions on the Certificates" and
                                                "DESCRIPTION OF THE
     We refer you to "DESCRIPTION OF THE        CERTIFICATES--Advances" in this prospectus
MORTGAGE LOANS" in this prospectus              supplement for more detail.
supplement for more detail.

Servicer

     Home Loan and Investment Bank, F.S.B.
will act as servicer.

     We refer you to "HOME LOAN AND
INVESTMENT BANK, F.S.B." in this
prospectus supplement for more detail.


                                      S-3

Distributions to Certificateholders                  o    any interest that was due on a
                                                          prior distribution date and not
     You will be entitled to receive                      paid, together with interest on
payments of interest each month. The                      that amount.
amount of interest you will be entitled to
receive will vary depending upon one-month           Your interest entitlement will be
LIBOR and the number of days in the             reduced by your pro rata share of
accrual period. The amount of principal         shortfalls in interest collections due to
you will be entitled to receive will vary       the application of the Soldiers' and
depending on a number of factors,               Sailors' Civil Relief Act of 1940.
including the payments received on the
mortgage loans. Each month, the trustee              Interest payments are made to the
will calculate the amounts to be paid to        Class A-1 Certificates and Class A-IO
the certificateholders. If you hold a           Certificates pro rata. For example, if
certificate on the last business day prior      there is a $ 50 interest shortfall, all of
to the related distribution date, you will      the certificateholders will absorb a
be entitled to receive payments on the          portion of that shortfall, based on the
distribution date in the next month;            amount of current interest that would have
provided, however, that if the                  been paid if the shortfall had not
certificates are no longer held in              occurred.
book-entry form, you will be entitled to
receive payments on a distribution date if      Principal
you hold a certificate on the last
business day of the calendar month                   On each distribution date, to the
immediately preceding that distribution         extent funds are available, if you hold a
date. The distribution date will be the         Class A-1 Certificate, then you will be
15th day of each month or, if the 15th day      entitled to distributions of principal.
is not a business day, the next business        The maximum amount for distribution as
day, starting on December 17, 2001.             principal payments on any distribution
                                                date will be the sum of:
     We refer you to "DESCRIPTION OF THE
CERTIFICATES--Priority of Distributions"             o    payments of principal on the
in this prospectus supplement for more                    mortgage loans received during
detail.                                                   the prior calendar month, and all
                                                          other amounts received during
     The certificate rate for the Class                   the prior calendar month relating
A-1 Certificates for a distribution date                  to principal on the mortgage loans
is equal to the lesser of (a) one-month
LIBOR plus 0.52%, (or one-month LIBOR plus           o    plus, the amount of any
1.04% on or after the optional termination                principal losses realized on the
date), and (b) 9% per annum, in each case,                mortgage loans during the prior
up to a per annum rate equal to the                       calendar month
weighted average interest rate on the
mortgage loans, net of specified fees and            We refer you to "DESCRIPTION OF THE
expenses.                                       CERTIFICATES-Principal" in this prospectus
                                                supplement for more detail.
Interest
                                                Spread Account
     Interest on the Class A-1
Certificates accrues from the preceding              The trustee will establish a spread
distribution date to the day preceding the      account for the benefit of the certificate
current distribution date (except in the        insurer and the certificateholders. The
case of the first accrual period, in which      trustee will withdraw amounts on deposit
case interest will accrue from the closing      in the spread account, prior to making any
date through the day preceding the first        draws on the policy, to pay principal and
distribution date) on the basis of the          interest due on the Class A Certificates.
actual number of days elapsed and a year        With the consent of the certificate
consisting of 360 days. You will receive        insurer, the spread account may be
each month's interest on the distribution       terminated. Other assets, including other
date following the accrual period. On each      mortgage loans similar to the mortgage
distribution date, you will be entitled to      loans included in the trust, may be
the following:                                  substituted for the assets then held in
                                                the spread account.
     o    interest that accrued at the
          certificate rate on the                    We refer you to "DESCRIPTION OF THE
          principal balance immediately         CERTIFICATES--Spread Account" in this
          prior to such distribution date;      prospectus supplement for more detail.
          and

                                      S-4


The Insurance Policy                            Mortgage Loans" in this prospectus
                                                supplement for more detail.
     Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance             Federal Tax Considerations
corporation, will issue an insurance
policy for the benefit of the Class A-1              Sidley Austin Brown & Wood LLP has
Certificates and the Class A-IO                 acted as counsel to the trust and the
Certificates. The policy will                   underwriters and is of the opinion that:
unconditionally and irrevocably guarantee
payment of the outstanding principal                 o    the trust, exclusive of the
amount of the Class A-1 Certificates by                   basis risk reserve fund (as
the distribution date in March 2032, plus                 described herein), will be
accrued and unpaid interest calculated at                 treated as a real estate
the related certificate rate due on the                   mortgage investment conduit, or
Class A-1 Certificates and the Class A-IO                 REMIC, for federal income tax
Certificates.                                             purposes

     On each distribution date, the                  o    the Class A-1 Certificates,
trustee will calculate to what extent the                 exclusive of the right to
funds available to make the payments of                   receive certain payments in
principal and interest, including amounts                 respect of basis risk shortfall
in the spread account, are insufficient to                (as described herein), will be
pay the amounts due on the certificates.                  "regular interests" in the REMIC
                                                          and will be treated as debt
     If an insufficiency exists and it is                 instruments of the REMIC for
covered by the policy, then the trustee                   federal income tax purposes with
will make a draw on the policy.                           payment terms equivalent to the
                                                          terms of such Certificates
     If for any reason the certificate
insurer does not make the payments                   We refer you to "CERTAIN FEDERAL
required under the policy, the holders of       INCOME TAX CONSIDERATIONS" in this
the Class A-1 Certificates and the Class        prospectus supplement and in the
A-IO Certificates will rely solely on the       prospectus for more detail.
mortgage loans and the spread account for
their payments of interest and principal        ERISA Considerations
and certificateholders may suffer a loss.
                                                     The fiduciary responsibility
     The policy does not cover shortfalls       provisions of the Employee Retirement
in interest collections on the mortgage         Income Security Act of 1974, or ERISA, and
loans that are attributable to the              the prohibited transaction provisions of
application of the Soldiers' and Sailors'       ERISA and Section 4975 of the Code can
Civil Relief Act of 1940.                       limit investments by certain pension,
                                                employee benefit and other plans. For
     We refer you to "DESCRIPTION OF THE        example, the acquisition of certificates
CERTIFICATES--The Policy," and "THE             by some plans may be a "prohibited
CERTIFICATE INSURER" in this prospectus         transaction" under ERISA. Exemptions from
supplement for more detail.                     the prohibited transactions rules could be
                                                applicable to the acquisition of the Class
Optional Termination of the Trust               A-1 Certificates. If you are a fiduciary
                                                of a pension, employee benefit or other
     The servicer may, subject to certain       plan which is subject to ERISA or to
limitations specified in the pooling and        Section 4975 of the Internal Revenue Code,
servicing agreement, purchase all of the        you should consult with your counsel
remaining assets of the trust when the          regarding the applicability of the
principal balance of the mortgage loans is      provisions of ERISA and the Internal
less than 5% of what it was on November 1,      Revenue Code before purchasing a Class A-1
2001.                                           Certificate.

     Upon receipt of the purchase price of           Subject to the considerations and
the mortgage loans, the trustee will make       conditions described under "ERISA
a final payment to the certificateholders.      CONSIDERATIONS," it is expected that the
                                                Class A-1 Certificates may be purchased by
     We refer you to "DESCRIPTION OF THE        a pension, employee benefit or other plan.
CERTIFICATES--Termination; Purchase of the


                                      S-5


     We refer you to "ERISA                     Certificate Rating
Considerations" in this prospectus
supplement and in the prospectus for more            Before the Class A Certificates can
detail.                                         be issued, the trust must obtain ratings
                                                on the Class A Certificates of:
Legal Investment Considerations
                                                     o    AAA by Standard & Poor's Ratings
     The Secondary Mortgage Market                        Services, a division of The
Enhancement Act of 1984 defines "mortgage                 McGraw-Hill Companies, Inc.
related securities" to include only
first-lien mortgages, and not second-lien            o    Aaa by Moody's Investors
mortgages. Because the pool of mortgage                   Service, Inc.
loans owned by the trust includes
second-lien mortgage loans, the Class A-1            Ratings such as the ratings obtained
Certificates will not be "mortgage related      for the Class A Certificates address
securities" under that definition. Some         credit risk. When evaluating credit risk,
institutions may be limited in their legal      the rating agencies evaluate the
investment authority to only first-lien         likelihood of whether or not you will
mortgages or "mortgage related securities"      receive your interest and principal
and will be unable to invest in the Class       payments. Credit risk does not relate to
A-1 Certificates.                               the likelihood of prepayments on the
                                                mortgage loans. Prepayments affect the
     We refer you to "LEGAL INVESTMENT          timing of your payments, such that your
CONSIDERATIONS" and "LEGAL INVESTMENT" in       actual return could differ substantially
the prospectus for more detail.                 from your anticipated return on your
                                                investment.

                                                     We refer you to "RATINGS" and "RISK
                                                FACTORS--Certificate Ratings Relate to
                                                Credit Risk Only" in this prospectus
                                                supplement for more detail.

                                 RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "RISK FACTORS" in the prospectus.

Prepayments Affect Timing and Rates of Return

     Except for approximately 4.94% of the mortgage loans, by cut-off date principal balance, all of the mortgage loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the mortgage loans, have been originated in significant volume only during the past few years and neither the depositor nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans similar to the mortgage loans. Generally, home equity loans are not viewed by borrowers as permanent financing; therefore, the mortgage loans may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Prepayments on the mortgage loans will result in earlier distributions of principal on your certificates.

     In certain circumstances, breaches of representations, warranties or covenants of the seller may result in repurchases of the related mortgage loans by the seller. Such repurchases would have substantially the same effect on certificateholders as a prepayment of such mortgage loans.

     With respect to the purchase of Class A-1 Certificates purchased at a premium, if the principal on the mortgage loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement for more detail.

     In addition, substantially all of the mortgage loans contain due-on-sale provisions requiring the mortgagor to prepay the mortgage loan in full when the mortgaged property is sold. The servicer will be required to enforce such provisions unless enforcement is not permitted by applicable law or the servicer permits the purchaser of the related mortgaged property to assume the mortgage loans. Enforcement of due-on-sale provisions results in the trust receiving proceeds on a mortgage loan earlier than it otherwise would.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

     The rate at which the amounts described above are paid on the mortgage loans will affect the payment rate on the certificates. If the timing and amount of such payment is not as anticipated, your rate of return will differ from your anticipated rate of return.

Changes in One-Month LIBOR Will Affect Yield on the Certificates

     The Class A-1 Certificates will receive interest at a rate which varies directly with changes in one-month LIBOR, subject to a maximum rate as described herein. Accordingly, the yield on the Class A-1 Certificates will be sensitive to changes in one-month LIBOR.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Distribution of Interest" and "--Calculation of LIBOR" in this prospectus supplement for more detail.

Cash Flow May Be Affected by Balloon Loans

     Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the certificate insurer fails to perform its obligations under the policy.

     Approximately 14.40% of the mortgage loans, by cut-off date principal balance, are balloon loans.

Recently Originated Loans More Likely to Experience Early Defaults

     Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in the early years of the terms of mortgage loans. If there is a higher rate of defaults than you anticipate and the certificate insurer fails to perform its obligations under the policy, then you may experience a loss.

     Approximately 90.69% of the mortgage loans, by cut-off date principal balance, were originated within twelve months prior to the cut-off date.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Loan Balance

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, there may be certain instances where, based upon the relevant costs associated with the foreclosure process, the servicer will decide not to foreclose on the loan. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligation under the policy.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Foreclosure" in the prospectus for more detail.

Priority of Liens

     Some of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust secured by second-lien mortgages, the servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount.

     Mortgage loans that are secured by junior mortgages will receive proceeds from the sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy a mortgage loan in the trust and the certificate insurer fails to perform its obligations under the policy, then:

          o there will be a delay in distributions to you while a deficiency judgment, if any, against the borrower is sought

          o you may incur a loss if a deficiency judgment cannot be obtained or collected.

     Approximately 29.80% of the mortgage loans, by cut-off date principal balance, are secured by second mortgages or deeds of trust.

     We refer you to "CERTAIN LEGAL ASPECTS OF THE LOANS" in the prospectus for more detail.

Geographic Concentration May Affect Performance

     To the extent that specific geographic regions have experienced or may experience weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the mortgage loans in that region may be expected to increase all of the risks relating to the mortgage loans. The seller and the depositor can neither quantify the impact of any recent property value declines on the mortgage loans nor predict whether, to what extent or for how long such declines may continue.

     The concentration of mortgage loans by state, as an approximate percentage of cut-off date principal balance is as follows:

           State                                              Mortgage Loans
           -----                                              --------------
           Texas.........................................            19.05%
           New York......................................            16.95%
           Michigan......................................            11.88%
           New Jersey....................................            11.82%
           Massachusetts.................................            10.64%
           Pennsylvania..................................             7.23%

Underwriting Standards

     The Seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. A borrower's tarnished credit history may not preclude the seller from making a loan. As a result of this approach to underwriting, the mortgage loans in the mortgage pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

     We refer you to "HOME LOAN AND INVESTMENT BANK, F.S.B." in this prospectus supplement for more detail.

Interest Payments on the Mortgage Loans and Resulting Reductions in Interest Distributions on the Certificates

     Prepayments of Principal May Reduce Interest Payments. When a principal prepayment is made on a mortgage loan, the mortgagor is charged interest only up to the date of prepayment, instead of a full month. This may result in an interest shortfall. The servicer is obligated to pay these interest shortfalls, without any right of reimbursement (net of certain amounts as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Servicing Compensation and Payment of Expenses") up to the amount of its servicing fee for the preceding month. If the servicing fee is insufficient to pay prepayment interest shortfalls, they will be covered by the policy.

     Shortfalls from Simple Interest Payments. All of the mortgage loans calculate interest using the simple interest method. Under this method, interest is computed and charged to the mortgagor based on the number of days elapsed between the date of the last interest payment and the date of receipt of the most current payment. The portions of each monthly payment allocated to interest and principal are adjusted based on the actual amount of interest charged. Consequently, if less than a full month has elapsed between payments, the amount of interest actually paid by the mortgagor will be less than a full month's interest on the principal balance of that mortgage loan, thereby creating an interest shortfall. Conversely, if more than a full month has elapsed between the payments, the amount of interest actually paid by the mortgagor will be greater than a full month's interest on the principal balance of that mortgage loan, creating an interest excess.

     Any interest excesses described above during a month will be applied to compensate for any such shortfalls during the same month. Ninety percent of any remaining excesses will be distributed annually by the trustee to the Class R Certificateholders.

     If as a result of this method of accrual, if the aggregate of interest shortfalls exceeds the aggregate of interest excesses for a calendar month and the amount retained by the trustee in prior months is insufficient to make up the difference, then the servicer is obligated to advance to the trustee the amount of such difference for the related distribution date but only to the extent of the servicing fee for the preceding month remaining after compensating for prepayment interest shortfalls.

     Civil Relief Act Interest Shortfalls Are Not Covered by the Servicer or the Policy. Your certificates may be subject to certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief of 1940 (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the related borrower at any future time, will not be offset by a reduction to the servicing fee and will not be covered by payments by the certificate insurer under the policy. Such shortfalls will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus for more detail.

Claims Under the Home Ownership and Equity Protection Act of 1994

     The Home Ownership and Equity Protection Act of 1994 sets forth certain requirements in the origination of loans such as the mortgage loans. The mortgagor under any mortgage loan covered by the act is permitted to make any claim under the act against either the originator of the mortgage loan or against a purchaser of the mortgage loan, such as the trust. It is the policy of the seller not to originate mortgage loans covered by the act. Nevertheless, the trust may include some mortgage loans which are covered by the act. The inclusion of any such mortgage loans in the trust would constitute a breach of the seller's representations and warranties under the mortgage loan purchase agreement and the seller would be required to repurchase or replace such mortgage loan. If the seller is unable to repurchase or replace the mortgage loan, the trust will be subject to all of the claims and defenses which the borrower could assert against the seller. In such event, if the certificate insurer fails to perform its obligations under the policy, you would bear any related loss.

     We refer you to "RISK FACTORS--Certain Other Legal Considerations Regarding the Loans" in the prospectus for more detail.

Texas Mortgage Loans

     Approximately 19.05% of the mortgage loans, by cut-off date principal balance, are secured by mortgaged properties in Texas. Texas imposes significant limitations on the origination and servicing of home equity loans like the mortgage loans. If these limitations are not satisfied, the lien of the mortgage loan may be invalid or, in the case of limitations on servicing, all of the principal and interest due may be forfeited.

Insolvency of Seller; Reclassification of Sale as a Loan

     The sale of the mortgage loans from the seller to the depositor will be treated by the seller, the depositor and the trust as a sale of the mortgage loans. The seller will warrant that the transfer is a sale of its interest in the mortgage loans. The depositor will warrant that the transfer of the mortgage loans to the trust is a valid transfer and assignment of the mortgage loans to the trustee. In the event of an insolvency of the seller, it is possible that a receiver or conservator for, or a creditor of, the seller may argue that the transaction between the seller and the depositor was a pledge of the mortgage loans in connection with a borrowing by the seller rather than a true sale. Such an attempt, if successful, and even if unsuccessful, could result in delays in distributions to you.

Book-Entry Certificates

     Liquidity of Certificates. Issuance of the Class A-1 Certificates in book-entry form may reduce the liquidity of these certificates in the secondary trading market because investors may be unwilling to purchase Class A-1 Certificates for which they cannot obtain physical certificates.

     Limit on Ability to Pledge. Because transactions in the Class A-1 Certificates can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge a Class A-1 Certificate to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of such certificates may be limited due to lack of a physical certificate representing the Class A-1 Certificates.

     Delays in Distributions. You may experience some delay in the receipt of distributions of interest and principal on the Class A-1 Certificates because such distributions will be forwarded by the trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Book-Entry
Certificates" in this prospectus supplement for more detail.

Certificate Ratings Relate to Credit Risk Only

     The ratings of the Class A-1 Certificates will depend primarily on an assessment by S&P and Moody's of the mortgage loans and upon the financial strength of the certificate insurer. Any future reduction in a rating assigned to the financial strength of the certificate insurer may result in a corresponding reduction in the rating of the Class A-1 Certificates. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address the likelihood that you will receive distributions of principal and interest and do not address the likelihood of prepayments on mortgage loans or the possibility that you might realize a lower than anticipated yield.

     We refer you to "RATINGS" in this prospectus supplement for more detail.

Recent Events

     The attacks that occurred on September 11, 2001 at the World Trade Center in New York City and at the Pentagon in Arlington, Virginia have caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by holders of the offered certificates.

     In response to the events of September 11, 2001, the United States commenced military operations on October 7, 2001. These military operations may increase the likelihood that shortfalls imposed by the Relief Act may occur.

                            THE CERTIFICATE INSURER

     The information set forth in the following paragraphs has been provided by Ambac Assurance Corporation (the "Certificate Insurer"). Neither the Depositor nor any of its affiliates, nor any of the Trustee, the Seller, the Servicer, the Underwriter, the Purchaser or any of their respective affiliates, has made or will make any representation as to the accuracy or completeness of such information.

     The Certificate Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. The Certificate Insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, S&P and Fitch, Inc. have each assigned a triple-A financial strength rating to the Certificate Insurer.

     The consolidated financial statements of the Certificate Insurer and subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the years in the three-year period ended December 31, 2000 prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Commission on March 28, 2001, Commission File Number 1-10777, and the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2001 and for the periods ending September 30, 2001 and September 30, 2000, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended September 30, 2001 (which was filed with the Securities and Exchange Commission on November 14, 2001), are hereby incorporated in this Prospectus Supplement. Any statement contained in a document incorporated in this Prospectus Supplement by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement by reference also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates will be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing the documents.

     The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1999, December 31, 2000, and September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                             Ambac Assurance Corporation
                                                Capitalization Table
                                                (Dollars in Millions)

                                                                                                      September 30,
                                                                     December 31,     December 31,         2001
                                                                         1999             2000         (unaudited)
                                                                      ----------      ------------    -------------
Unearned premiums..............................................        $ 1,442           $ 1,556         $ 1,730
Other liabilities..............................................            524               581             954
                                                                      ----------      ------------    -------------
     Total liabilities                                                 $ 1,966           $ 2,137         $ 2,684
                                                                      ==========      ============    =============
Stockholder's equity:
     Common Stock..............................................        $    82          $     82       $      82
     Additional paid-in capital................................            752               760             760
     Accumulated other comprehensive income (loss).............            (92)               82             135
     Retained earnings.........................................          1,674             2,002           2,271
                                                                      ----------      ------------    -------------
Total stockholder's equity.....................................          2,416             2,926           3,248
                                                                      ----------      ------------    -------------
Total liabilities and stockholder's equity.....................        $ 4,382           $ 5,063         $ 5,932
                                                                      ==========      ============    =============

     For additional financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer incorporated by reference. Copies of the financial statements of the Certificate Insurer incorporated herein by reference as stated above and copies of the Certificate Insurer's annual statement for the year ended December 31, 2000 prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

                     HOME LOAN AND INVESTMENT BANK, F.S.B.

     The information set forth below concerning Home Loan and Investment Bank, F.S.B. ("Home Loan") has been provided by Home Loan. The Depositor does not make any representation as to the accuracy or completeness of such information. Home Loan will be responsible for servicing the mortgage loans for the trust in accordance with Home Loan's policies and procedures for servicing home equity loans and in accordance with the terms of a pooling and servicing agreement (the "Agreement"), dated as of November 1, 2001, among Home Loan and Investment Bank, F.S.B., as seller and servicer (in such capacities, the "Seller" and "Servicer"), Lehman ABS Corporation, as depositor (the "Depositor") and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

     Home Loan was granted a federal charter on December 30, 1994 and merged with and became successor to Home Loan & Investment Association, which was organized in 1958 as a loan and investment company under the laws of the State of Rhode Island. All references to "Home Loan" in respect of events occurring or facts existing prior to December 30, 1994 shall mean Home Loan & Investment Association and all references to "Home Loan" in respect of events occurring or facts existing after such date shall mean Home Loan.

     As of September 30, 2001, Home Loan employed 247 persons at its Warwick, Rhode Island headquarters and an additional 10 employees in branch offices located in Warwick and Providence, Rhode Island. As of fiscal year end December 31, 1999, as of fiscal year end December 31, 2000 and as of September 30, 2001, the net worth of Home Loan was $ 56,821,642, $ 59,635,380 and $
57,610,871, respectively. Copies of the audited financial statements of Home Loan for the past three fiscal years, prepared on the basis of generally accepted accounting principles, may be obtained when available upon written request from Edwin Furtado, Executive Vice President, Secretary and Chief Financial Officer at One Home Loan Plaza, Warwick, Rhode

Island 02886. Home Loan's net income for the nine months ended September 30, 2001 and for the fiscal years ended December 31, 2000 and 1999 was $ 593,342, $ 7,018,050 and $ 5,126,094, respectively.

Loan Origination History

     Home Loan originates mortgage loans on residential dwellings primarily in the Northeast, assembles and sells pools of mortgages to major commercial banks and other financial institutions, and services mortgage portfolios placed with such investors. All loans that are originated by Home Loan are underwritten by Home Loan. At September 30, 2001, Home Loan conducted loan originations and purchased loans in a number of states including New York, New Jersey, Pennsylvania, Massachusetts, New Hampshire, Maine, Rhode Island, Connecticut, Vermont, Georgia, Illinois, Virginia, Delaware, Nevada, Arizona, Colorado, Utah, Maryland, Washington, Oregon, Michigan, California, New Mexico, Ohio, Florida, Indiana, Wisconsin and Texas. Approximately 24.85% (by Pool Balance as of the Cut-Off Date) of the Mortgage Loans were underwritten using another major lender's underwriting guidelines. Such guidelines differ from Home Loan's underwriting guidelines described below primarily in that they generally permit borrowers having a lower credit standing and higher debt-to-income ratios and loans having higher CLTVs than Home Loan's guidelines. Consequently, Home Loan anticipates that delinquencies and losses on such Mortgage Loans will be higher, and delinquencies and losses could be substantially higher, than those on Mortgage Loans underwritten using Home Loan's guidelines.

     The dollar amounts of first and second mortgage loans originated during the nine months ended September 30, 2001 and the fiscal years ended December 31, 2000 and 1999 were $ 174,971,033, $ 211,230,586 and $ 284,163,107, respectively.

Underwriting Criteria

     Home Loan endeavors to originate first and second mortgage loans using standard underwriting procedures based upon the applicant's general creditworthiness and the real estate equity used as collateral security.

     Mortgage loan applications are underwritten, and collateral properties appraised prior to closing. Underwriting, and the determination whether to make specific loan originations, is centralized at Home Loan's headquarters in Warwick, Rhode Island. All loans are required to be reviewed and approved by an underwriter, each of whom is granted specific credit limits based on experience and seniority. Only three senior officers of Home Loan can approve loans over $ 150,000, and all loans over $ 200,000 require written approval of the President of Home Loan.

     Home Loan lends primarily on suburban and urban single family homes in major metropolitan areas.

     Home Loan does not originate mortgage loans which result in lower than a third lien position on real estate. Home Loan will consider making a mortgage loan in a subordinate position to a privately held first mortgage loan provided a copy of the recorded security instrument and note are reviewed prior to credit approval. Second mortgage loans will also be made behind adjustable or variable rate first rate mortgage loans provided the payment used when calculating the debt ratio is either: (a) in the case of loans which adjust annually or will adjust within one year of the date of application, based on the maximum rate provided in the note on the next adjustment date, or
(b) in the case of loans which adjust less frequently than annually and do not have an adjustment date within one year of the date of application, based on the current interest rate.

     Loan applications are considered through a combination of reviews of credit bureau reports and/or individual certifications. Except in the case of non-income verified loans, income is verified through various means, including applicant interviews, written verification, review of pay stubs and tax returns, among other items, and the borrower's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The applicant's employer is usually contacted to verify employment and employee compensation. A Verification of Employment form (VOE) is usually presented to the applicant's employer in addition to telephonic verification and receipt of W-2s or the last two check stubs.

     Self-Employed Applicant's Commission/Bonuses Tax Returns: A tax return for the most recent year or years signed by the borrower is required from self-employed applicants and applicants who derive 25% of their income from commissions and/or bonuses. Consistency in commission and/or bonus income must be established. Checking account statements are used solely as additional verifications of income.

     Rental Income: Rental income must be documented by lease, notarized rental receipts, or two (2) years' tax returns. Home Loan calculates 75% of total rents received which is subtracted from total mortgage payments on rental property to derive a cash flow, if any, which amount is then treated as additional income in the credit review process. If the subtraction of rental income from the mortgage payment results in a negative cash flow, such amount is subtracted from the applicant's monthly income.

     Social Security--Veterans Administration (VA) Compensation and Retirement
Income: Social Security and VA compensation must be supported by an awards letter from the appropriate agency. If such a letter is unavailable, 6 months of checking account statements indicating equal deposit amounts are required.

     Retirement income must be supported by an annuity letter or similar awards document outlining all details of income. If unavailable either (i) copies of recent checking account statements verifying direct deposit, or (ii) copies of the most recent year's tax return or (iii) copies of the most recent year's W-2P forms are required.

     Child and/or Spousal Support: The applicant must provide Home Loan with evidence that the alimony or child support is expected to continue for at least two (2) years after the date of the loan. A copy of the final decree of divorce or separation agreement specifically setting the amount and term, if any, of support is acceptable.

     Appraisals: All properties are appraised by independent fee appraisers approved by Home Loan in advance of funding. Appraisers are selected based upon a review of sample appraisals, professional experience, education, and professional organizations to which they belong and typical or specific properties appraised. All appraisers must be approved by the Vice President of Underwriting and must be independent from borrowers. Management reviews references, credentials, and examples of prior appraisals before engaging an appraiser. Appraisals are performed after analysis of other sales of properties in the area in which the related mortgaged property is located, and a full interior inspection appraisal is performed using forms acceptable to either Fannie Mae or Freddie Mac or in connection with each mortgaged property. If an appraisal with respect to a mortgaged property appears to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, Home Loan will engage a review appraiser to conduct a drive-by review appraisal of the property as part of its quality control procedures.

     Title Companies and Closing Agents: Loans are closed through approved attorneys, title insurers, or agents of title insurers, and are generally insured by title companies which are licensed in the states in which the related properties are located.

     Variations from Underwriting Criteria: As described above, Home Loan uses the foregoing criteria as guidelines only. On a case-by-case basis, Home Loan may determine that the prospective mortgagor warrants a debt service-to-income ratio exception, a loan-to-value exception or a pricing exception. An exception may be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; stable employment of five or more years at the applicant's current place of employment; and residence of five or more years at the applicant's current residence. A significant number of Mortgage Loans represent such exceptions.

Quality Control Procedures Highlights

     Each month, Home Loan's quality control department conducts a review and verification of approximately 10% of the loans originated during the previous month with specific attention to the following areas:

     Legal Documentation: Mortgage note, mortgage, deed of trust, truth-in-lending disclosure, title policy and all other applicable origination documents are reviewed for existence, accuracy, and proper signatures.

     Credit Documentation: All credit verifications (i.e., VOE etc.), credit applications and credit reports are reviewed for existence, accuracy and proper signatures.

     All results are reported to management on a monthly basis. Management meets with the department supervisors in both underwriting and quality control to review results. Quality control functions are performed separately from loan originating and underwriting.

     Quality Control Appraisals: Each appraisal is reviewed with emphasis on the following areas: verification of occupancy, valuation method, and review of comparable sales.

     In addition to the review discussed above, re-inspections are performed on one-half of the reviewed loans, i.e., approximately 5% of originations. If a pattern of questionable values or methodology becomes apparent for an appraiser, a meeting is arranged to discuss these problems, and the appraisal firm may be replaced.

Collection Procedures

     As of September 30, 2001, Home Loan serviced a mortgage loan portfolio of conventional mortgage loans that it originated with an aggregate unpaid principal balance of approximately $ 447,765,140.

     Collections are conducted by Home Loan's service center at its corporate headquarters in Warwick, Rhode Island.

     If foreclosure is necessary, Home Loan's workout department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, this department insures that secured property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed.

     The collection department is structured in such a way that the most senior (experienced) collectors are responsible for the accounts which are most delinquent; i.e., 10-29 day accounts are contacted by junior personnel, 30-59 day accounts by the next most senior employees, etc. Collection supervisors are responsible for all accounts which are sixty (60) or more days delinquent. Workout officers are responsible for all accounts which are ninety
(90) or more days delinquent. Their duties include maintaining contact with attorneys currently handling litigation against the borrower as well as marketing of any property acquired through foreclosure.

     Procedure on 10-29 days delinquent: Home Loan's servicing computer system automatically queues a delinquent account when a borrower is ten (10) days delinquent. Immediately, a phone call is initiated to the borrower regarding the delinquent payment. Each account is assigned to a computer "tickler" file for all promises of payment. The delinquent account is electronically filed by the appropriate promised date within the tickler file. Any account who has broken two (2) promises is referred to a more senior collector for further collection.

     Procedure on 30-59 days delinquent: As soon as an account reaches thirty
(30) days delinquent, a serious delinquency notice is sent followed by a phone call by a collector. Between thirty (30) and forty-five (45) days delinquent, the collector analyzes the situation of the borrower and makes a determination for further action. These accounts are reviewed every two (2) days with the collection supervisor as to what further action should be taken. After all the information is compiled and analyzed a determination is made as to the borrower's ability to repay the debt. The collection supervisor and the servicing manager review all accounts received; if agreed, the account is referred to an attorney for collection and possible foreclosure proceedings.

     Procedure over 60 days delinquent: When an account is sixty (60) days delinquent, it is monitored by a collection supervisor. The collection supervisor updates information regarding the principal balance of any senior lien(s) and taxes owed, and maintains contact with the borrower to monitor the situation. The servicing manager will determine whether a visit to the property is warranted. After all collection procedures have been exhausted and the account becomes one hundred twenty (120) days delinquent, an attorney is usually instructed to begin foreclosure proceedings. Workout officers handle all accounts over ninety (90) days delinquent and keep in constant contact with the borrower and the attorney. Any account which is in excess of one hundred twenty (120) days delinquent is visited for reappraisal by an approved appraiser to determine the condition of the collateral property and the strength of the equity position of Home Loan.

Delinquency and Loss Experience

     The following table sets forth Home Loan's delinquency and loss experience, on its entire portfolio of conventional mortgage loans serviced by Home Loan at the date indicated, all of which were originated or purchased by Home Loan. There can be no assurance that the delinquency and loss experience on the Mortgage Loans (most of which have been originated during the past twelve months) will be consistent with the historical information provided below. Such losses and delinquencies on the Mortgage Loans may be higher than the historical information presented below.

                                                                                                              At
                                                                 At December 31,                         September 30,
                                                  --------------------------------------------------     -------------
                                                     1998              1999              2000                 2001
                                                  -------------     -------------      -------------     -------------
Total Outstanding Principal Balance               $ 558,933,483     $ 571,805,958      $ 504,082,858     $ 447,765,140
DELINQUENCY
Period of Delinquency:
30-59 Days Principal Balance                        $ 6,495,665       $ 4,721,159        $ 6,793,972       $ 5,927,166
Percent of Delinquency by Principal Balance               1.16%             0.83%              1.35%             1.32%

Period of Delinquency:
60-89 Days Principal Balance                        $ 2,353,796       $ 2,084,522        $ 3,343,497       $ 2,294,610
Percent of Delinquency by Principal Balance               0.42%             0.36%              0.66%             0.51%

Period of Delinquency:
90 Days or More Principal Balance                  $ 10,572,869      $ 11,182,667       $ 13,502,601      $ 14,501,515
Percent of Delinquency by Principal Balance               1.89%             1.96%              2.68%             3.24%

Total Delinquencies:
Principal Balance                                  $ 19,422,330      $ 17,988,348       $ 23,640,070      $ 22,723,291
Percent of Delinquency by Principal Balance               3.47%             3.15%              4.69%             5.07%

REO                                                 $ 2,128,113       $ 2,084,138        $ 2,311,472       $ 3,208,657
Net Gains/(Losses) on liquidated loans            ($ 2,077,078)     ($ 1,862,708)      ($ 1,387,319)       ($ 801,806)
Net Gains/(Losses) on liquidated loans
Percent of Total Outstanding Principal                (0.3716%)         (0.3258%)          (0.2752%)      (0.1791%)(1)
Balance

---------------
(1)     Not annualized.

     The above delinquency and loss experience percentages are calculated on the basis of the total conventional mortgage loans serviced by Home Loan at the date indicated, all of which were originated or purchased by Home Loan. However, because the total amount of loans serviced by Home Loan has rapidly increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial continuous additions of newly originated loans to the total amount of loans serviced, the delinquency percentages indicated above would be higher and could be substantially higher. Because the Trust consists of a fixed group of Mortgage

Loans, the actual delinquency percentages with respect to the Mortgage Loans may be substantially higher than the delinquency percentages indicated above.

                      DESCRIPTION OF THE MORTGAGE LOANS


General

     The statistical information presented in this Prospectus Supplement describes the Mortgage Loans (as defined herein) based on the characteristics of the Mortgage Loans as of close of business on October 31, 2001 (the "Cut-Off Date"). Unless otherwise set forth herein, percentages set forth with respect to the Mortgage Loans are measured by the respective aggregate Principal Balances thereof as of the Cut-Off Date. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, minus all collections credited against the Cut-Off Date Principal Balance of such Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero.

     The Mortgage Pool consists of 963 mortgage loans (the "Mortgage Loans") with an aggregate principal balance outstanding as of the Cut-Off Date of $ 51,264,809.06 (the "Cut-Off Date Principal Balance"). The Mortgage Pool consists of closed-end, fixed-rate Mortgage Loans with remaining terms to maturity of not more than 358 months (including both fully amortizing and Balloon Loans). The Mortgage Pool consists of 70.20% of loans secured by first lien mortgages on the related Mortgaged Properties and 29.80% of loans secured by junior liens on the related Mortgaged Properties. No Mortgage Loan was 30 or more days delinquent as of the Cut-Off Date. The Mortgage Loans will be secured by either first or second mortgages or deeds of trust on Mortgaged Properties. The Mortgaged Properties securing the Mortgage Loans will consist primarily of residential properties that are one- to four-family properties. 98.16% of the Mortgaged Properties are owner occupied. See "--Mortgage Loan Statistics" below.

Mortgage Loan Statistics

     The Mortgage Loans consist of 963 loans, and the related Mortgaged Properties are located in 25 states as set forth herein. As of the Cut-Off Date, the Mortgage Loans had an aggregate principal balance of $ 51,264,809.06, the maximum principal balance of any of the Mortgage Loans was $ 331,886.59, the minimum principal balance thereof was $ 8,008.61, and the principal balance of such Mortgage Loans averaged $ 53,234.49. As of the Cut-Off Date, the interest rates payable on the Mortgage Loans (the "Loan Rates") ranged from 7.290% to 14.990% per annum, and the weighted average Loan Rate for the Mortgage Loans was 10.425% per annum. As of the Cut-Off Date, the original term to stated maturity of the Mortgage Loans ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 43 months to 358 months, the weighted average original term to stated maturity was 242 months, the weighted average remaining term to stated maturity was 234 months and the CLTV (as defined herein) ranged from 7.44% to 100.00% with a weighted average CLTV of 68.03%. The Mortgage Loans had stated maturities beginning in May 9, 2005 and ending no later than August 15, 2031. Approximately 70.20% of the Mortgage Loans are secured by first liens and 29.80% by second liens. Approximately 85.60% of the Mortgage Loans require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates, and 14.40% of the Mortgage Loans are "Balloon Loans" which are loans originated with a stated maturity date earlier than the stated maturity date of a fully amortizing loan with the same terms except for such maturity and the amount of the final scheduled payment. None of the Mortgage Loans were originated by Home Loan to facilitate the sale of property acquired by Home Loan in connection with prior foreclosures.

Mortgage Loan Characteristics

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages with respect to the Mortgage Loans are measured by the respective aggregate Principal Balances thereof as of the Cut-Off Date.

                                        CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
            Cut-Off Date Principal Balances                 Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
$ 0.01 - $ 50,000.00...............................                  564       $ 16,793,321.36              32.76%
$ 50,000.01 - $ 100,000.00.........................                  309         21,208,113.10              41.37
$ 100,000.01 - $ 150,000.00........................                   62          7,603,494.99              14.83
$ 150,000.01 - $ 200,000.00........................                   15          2,522,539.96               4.92
$ 200,000.01 - $ 350,000.00........................                   13          3,137,339.65               6.12
                                                            --------------    -------------------   -----------------
         Total.....................................                  963       $ 51,264,809.06             100.00%
                                                            ==============    ===================   =================

                                               GEOGRAPHIC DISTRIBUTION

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                         State                              Mortgage Loans          Balance         Principal Balance
------------------------------------------------------      --------------    -------------------   -----------------
Arizona...............................................                6        $       242,019.20          0.47%
California............................................                4                200,121.65          0.39
Colorado..............................................                7                304,124.67          0.59
Connecticut...........................................               34              1,609,071.81          3.14
Delaware..............................................                3                 70,437.86          0.14
Florida...............................................                2                 97,932.32          0.19
Georgia...............................................               23              1,138,259.65          2.22
Illinois..............................................               41              1,670,451.23          3.26
Indiana...............................................               11                492,172.10          0.96
Maine.................................................               23              1,058,780.27          2.07
Maryland .............................................                3                 70,767.90          0.14
Massachusetts.........................................              100              5,452,125.91         10.64
Michigan..............................................              125              6,092,661.06         11.88
Nevada................................................                1                 26,954.19          0.05
New Hampshire.........................................               29              1,603,412.79          3.13
New Jersey............................................               85              6,060,617.86         11.82
New Mexico............................................                2                107,756.77          0.21
New York..............................................              129              8,689,553.60         16.95
Ohio..................................................                4                322,800.87          0.63
Oregon................................................                2                116,663.33          0.23
Pennsylvania..........................................               83              3,708,856.98          7.23
Rhode Island..........................................               32              1,498,230.88          2.92
Texas.................................................              196              9,765,320.39         19.05
Virginia..............................................               17                840,746.29          1.64
Wisconsin.............................................                1                 24,969.48          0.05
                                                            --------------    -------------------   -----------------
         Total........................................              963        $    51,264,809.06        100.00%
                                                            ==============    ===================   =================

                                              LOAN-TO-VALUE RATIOS (1)

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                  Loan-to-Value Ratio                       Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
5.01% - 10.00%.....................................                  1          $       14,437.54           0.04%
10.01% - 15.00%....................................                  4                 131,333.37           0.36
15.01% - 20.00%....................................                  7                 239,321.50           0.67
20.01% - 25.00%....................................                  8                 335,383.36           0.93
25.01% - 30.00%....................................                 13                 632,823.00           1.76
30.01% - 35.00%....................................                 17                 817,554.11           2.27
35.01% - 40.00%....................................                 16                 665,465.57           1.85
40.01% - 45.00%....................................                 27               1,455,830.98           4.05
45.01% - 50.00%....................................                 33               1,718,292.71           4.77
50.01% - 55.00%....................................                 33               1,718,672.40           4.78
55.01% - 60.00%....................................                 41               2,766,051.42           7.69
60.01% - 65.00%....................................                 45               3,397,155.27           9.44
65.01% - 70.00%....................................                 65               4,363,161.00          12.12
70.01% - 75.00%....................................                 87               6,229,176.78          17.31
75.01% - 80.00%....................................                123               8,920,423.92          24.79
80.01% - 85.00%....................................                 24               1,702,850.54           4.73
85.01% - 90.00%....................................                  2                 280,297.43           0.78
90.01% - 95.00%....................................                  1                  71,030.23           0.20
95.01% - 100.00%...................................                  6                 526,113.97           1.46
                                                            --------------    -------------------   -----------------
         Total........................................             553          $   35,985,375.10         100.00%
                                                            ==============    ===================   =================

-----------------
(1)    Applies only to Mortgage Loans in a senior lien position.

                                            COMBINED LOAN-TO-VALUE RATIOS

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
              Combined Loan-to-Value Ratio                  Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
0.01% - 10.00%.....................................                    1      $       14,437.54           0.03%
10.01% - 20.00%....................................                   11             370,654.87           0.72
20.01% - 30.00%....................................                   24           1,061,057.79           2.07
30.01% - 40.00%....................................                   45           1,797,568.46           3.51
40.01% - 50.00%....................................                   73           3,737,207.95           7.29
50.01% - 60.00%....................................                  109           5,857,178.22          11.43
60.01% - 70.00%....................................                  196          11,365,430.42          22.17
70.01% - 80.00%....................................                  386          21,573,584.57          42.08
80.01% - 90.00%....................................                   96           4,370,007.27           8.52
90.01% - 100.00%...................................                   22           1,117,681.97           2.18
                                                            --------------    -------------------   ----------------
         Total.....................................                  963      $   51,264,809.06         100.00%
                                                            ==============    ===================   ================

     The original Combined Loan-to-Value Ratios ("CLTV") shown above are equal, with respect to each Mortgage Loan, to (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Mortgage Loan divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan, or (b) the purchase price of such Mortgaged Property if the Mortgage Loan proceeds from such Mortgage Loan are used to purchase such Mortgaged Property. No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                                                    LIEN POSITION

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                     Lien Position                          Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
First..............................................                  553      $    35,985,375.10         70.20%
Second.............................................                  410           15,279,433.96         29.80
                                                            --------------    -------------------   -----------------
         Total.....................................                  963      $    51,264,809.06        100.00%
                                                            ==============    ===================   =================

                                             JUNIOR MORTGAGE RATIOS (1)

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                 Junior Mortgage Ratio                      Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
1.001% - 11.000%...................................                11           $      178,624.77           1.17%
11.001% - 21.000%..................................               115                2,821,155.52          18.46
21.001% - 31.000%..................................               140                5,103,870.72          33.40
31.001% - 41.000%..................................                72                3,223,137.52          21.09
41.001% - 51.000%..................................                38                2,116,282.32          13.85
51.001% - 61.000%..................................                17                  788,341.27           5.16
61.001% - 71.000%..................................                 7                  440,162.85           2.88
71.001% - 81.000%..................................                 5                  279,604.23           1.83
81.001% - 91.000%..................................                 3                  141,568.35           0.93
91.001% - 101.000%.................................                 2                  186,686.41           1.22
---------------------------------------------------         --------------    -------------------   -----------------
         Total.....................................               410           $   15,279,433.96         100.00%
                                                            ==============    ===================   =================

(1) Applies only to Mortgage Loans in a junior lien position. The Junior Mortgage Ratios shown above are equal, with respect to each Mortgage Loan in a junior lien position to the original principal balance of such Mortgage Loan at the date of origination divided by the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining principal balance of each senior lien on the related Mortgaged Property at the date of origination of such Mortgage Loan.

                                                     LOAN RATES

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                       Loan Rates                           Mortgage Loans          Balance         Principal Balance
------------------------------------------------------      --------------    -------------------   -----------------
7.001% - 7.500%.......................................               2         $       291,384.84          0.57%
7.501% - 8.000%.......................................               6                 791,553.69          1.54
8.001% - 8.500%.......................................              33               2,252,417.90          4.39
8.501% - 9.000%.......................................              98               6,933,642.68         13.53
9.001% - 9.500%.......................................              46               2,873,922.80          5.61
9.501 % - 10.000%.....................................             159               9,510,028.94         18.55
10.001% - 10.500%.....................................             107               6,525,135.76         12.73
10.501% - 11.000%.....................................             126               6,792,550.74         13.25
11.001% - 11.500%.....................................             105               5,258,112.65         10.26
11.501% - 12.000%.....................................             100               3,700,867.22          7.22
12.001% - 12.500%.....................................              59               2,354,956.66          4.59
12.501% - 13.000%.....................................              49               1,724,458.12          3.36
13.001% - 13.500%.....................................              29                 972,908.04          1.90
13.501% - 14.000%.....................................              24                 594,413.13          1.16
14.001% - 14.500%.....................................              13                 445,381.97          0.87
14.501% - 15.000%.....................................               7                 243,073.92          0.47
---------------------------------------------------         --------------    -------------------   -----------------
         Total........................................             963         $    51,264,809.06        100.00%
                                                            ==============    ===================   =================

                                         REMAINING MONTHS TO STATED MATURITY

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
      Remaining Months to Stated Maturity (Months)          Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
1 - 60.............................................                 13         $       380,450.39          0.74%
61 - 120...........................................                 78               2,176,885.07          4.25
121 - 180..........................................                272              14,174,470.26         27.65
181 - 240..........................................                469              24,027,544.80         46.87
241 - 360..........................................                131              10,505,458.54         20.49
---------------------------------------------------         --------------    -------------------   -----------------
         Total.....................................                963         $    51,264,809.06        100.00%
                                                            ==============    ===================   =================


                                                      SEASONING

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                   Seasoning (Months)                       Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
1 - 6..............................................                441         $    23,728,943.09         46.29%
7 - 12.............................................                451              23,966,249.17         46.75
13 - 18............................................                 56               2,736,580.71          5.34
19 - 24............................................                 13                 712,979.85          1.39
25 - 30............................................                  2                 120,056.24          0.23
---------------------------------------------------         --------------    -------------------   -----------------
         Total.....................................                963         $    51,264,809.06        100.00%
                                                            ==============    ===================   =================


                                                    PROPERTY TYPE

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                     Property Type                          Mortgage Loans          Balance         Principal Balance
---------------------------------------------------         --------------    -------------------   -----------------
Single-Family......................................                822         $    43,448,176.40         84.75%
Two-to-Four Family.................................                 56               3,725,448.93          7.27
Planned Unit Development (PUD).....................                 58               2,981,792.37          5.82
Condo..............................................                 23                 937,298.54          1.83
Manufactured Housing...............................                  3                 158,853.11          0.31
Townhouse..........................................                  1                  13,239.71          0.03
---------------------------------------------------         --------------    -------------------   -----------------
         Total.....................................                963         $    51,264,809.06        100.00%
                                                            ==============    ===================   =================

                                                 OCCUPANCY TYPE (1)

                                                                                                          % of
                                                                                  Cut-Off Date        Cut-Off Date
                                                              Number of       Aggregate Principal       Aggregate
                     Occupancy Type                         Mortgage Loans          Balance         Principal Balance
------------------------------------------------------      --------------    -------------------   -----------------
Owner Occupied........................................             943          $   50,321,661.33         98.16%
Non-Owner Occupied....................................              20                 943,147.73          1.84
                                                            --------------    -------------------   -----------------
         Total........................................             963          $   51,264,809.06        100.00%
                                                            ==============    ===================   =================

(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.


                      PREPAYMENT AND YIELD CONSIDERATIONS


General

     The rate of principal payments on the Class A-1 Certificates, the aggregate amount of distributions on the Class A-1 Certificates and the yield to maturity of the Class A-1 Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller). Except for approximately 4.94% of the Mortgage Loans by aggregate Cut-Off Date Principal Balance, all of the Mortgage Loans may be prepaid by the Mortgagors at any time without penalty. Approximately 4.94% of the Mortgage Loans by aggregate Cut-Off Date Principal Balance may be prepaid, in whole or in part, by the Mortgagors, subject to a prepayment premium during the first three years of the related Mortgage Loan generally equal to 3% of the outstanding principal balance of the related Mortgage Loan. After the first three years, such Mortgage Loans may be prepaid by the Mortgagors at any time without penalty.

Prepayments

     Prepayments, liquidations, purchases and repurchases of the Mortgage Loans (including any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust) will result in distributions on the Class A-1 Certificates of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class A-1 Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans. Further, if you purchased your Certificates at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In addition, when a principal prepayment is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment and a "Prepayment Interest Shortfall" may result.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years and neither the Depositor nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans similar to the Mortgage Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

LIBOR

     The yield to you will be sensitive to fluctuations in one-month LIBOR.

     Changes in one-month LIBOR may not correlate with the changes in prevailing interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of one-month LIBOR. Conversely, higher prevailing mortgage interest rates, which would be expected to result in slower prepayments, could occur concurrently with a lower level of one-month LIBOR.

Weighted Average Lives

     Generally, greater than anticipated prepayments of principal will increase the yield on Class A-1 Certificates purchased at a price less than par and will decrease the yield on Class A-1 Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A-1 Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class A-1 Certificate will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is a constant prepayment rate of 28% per annum, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. As used in the table below, 0% prepayment assumption assumes a constant prepayment rate equal to 0% of the prepayment assumption, i.e., no prepayments. Correspondingly, 80% prepayment assumption assumes prepayment rates equal to 80% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A-1 Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Because the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Class A-1 Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A-1 Certificates may be made earlier or later than as indicated in the tables.

Structuring Assumptions

     For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Class A-1 Certificates is November 20, 2001, (iii) distributions on the Class A-1 Certificates are made on the 15th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 2001 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month (with no defaults),
(v) the Mortgage Loans' prepayment rates are at a constant prepayment rate ("CPR") of 28%, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon, (vii) no optional termination is exercised and (viii) the Class A-1 Certificates have the Certificate Rate (as defined herein) and initial Class A-1 Principal Balances (as defined herein) as set forth herein.

--------------------------------------------------------------------------------------------------------------------
                                                                Original
             Number of                                        Amortization     Original Term     Stated Remaining
   Loan      Mortgage                                             Term          to Maturity      Term to Maturity
   Type        Loans     Principal Balance     Loan Rate        (Months)         (Months)            (Months)
--------------------------------------------------------------------------------------------------------------------
  Fixed         91          $2,557,335.46       10.779%           111               111                104
  Fixed         184         $6,791,479.41       10.391%           180               180                173
  Fixed         469        $24,027,544.80       10.379%           240               240                233
  Fixed         131        $10,505,458.54       10.511%           360               360                352
  Fixed         88          $7,382,990.85       10.366%           360               180                173
--------------------------------------------------------------------------------------------------------------------

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the Class A-1 Certificates and the percentages of the initial Class Principal Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

            Percent of Initial Class Principal Balance Outstanding

         at the Following Percentages of the Constant Prepayment Rate

                                                      Class A-1
                                   -------------------------------------------
        Distribution Date           7%    14%   21%    28%    35%   42%    49%
        -----------------          ---    ---   ---    ---    ---   ---    ---
        December 15, 2001.....     100   100    100   100    100    100   100
        November 15, 2002.....     91    84     78    71     64     57    50
        November 15, 2003.....     83    71     60    50     41     32    25
        November 15, 2004.....     76    60     46    35     26     18    12
        November 15, 2005.....     69    50     36    25     16     10     6
        November 15, 2006.....     62    42     27    17     10      6     3
        November 15, 2007.....     56    35     21    12      6      3     2
        November 15, 2008.....     50    29     16     8      4      2     1
        November 15, 2009.....     44    24     12     6      3      1     *
        November 15, 2010.....     39    19      9     4      2      1     *
        November 15, 2011.....     35    16      7     3      1      *     *
        November 15, 2012.....     30    13      5     2      1      *     *
        November 15, 2013.....     27    10      4     1      *      *     *
        November 15, 2014.....     23     8      3     1      *      *     *
        November 15, 2015.....     19     6      2     1      *      *     *
        November 15, 2016.....     12     4      1     *      *      *     *
        November 15, 2017.....     10     3      1     *      *      *     *
        November 15, 2018.....      8     2      1     *      *      *     *
        November 15, 2019.....      6     1      *     *      *      *     *
        November 15, 2020.....      4     1      *     *      *      *     *
        November 15, 2021.....      3     1      *     *      *      *     *
        November 15, 2022.....      3     1      *     *      *      *     *
        November 15, 2023.....      2     *      *     *      *      *     *
        November 15, 2024.....      2     *      *     *      *      *     *
        November 15, 2025.....      2     *      *     *      *      *     0
        November 15, 2026.....      1     *      *     *      *      *     0
        November 15, 2027.....      1     *      *     *      *      *     0
        November 15, 2028.....      1     *      *     *      *      0     0
        November 15, 2029.....      *     *      *     *      *      0     0
        November 15, 2030.....      *     *      *     *      *      0     0
        March 15, 2031........      0     0      0     0      0      0     0
        Weighted Average Life
        (years)**(1)............    8.10  5.33   3.79  2.85   2.23   1.79  1.47
        Weighted Average Life
        (years)**(2)............    7.92  5.19   3.66  2.73   2.13   1.71  1.40

---------------------
*    Indicates a percentage greater than 0.00% but less than 0.50%.
**   The weighted average life of the Class A-1 Certificate is determined by
     (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Class Principal Balance of the Certificate.

(1)    To Maturity

(2)    To Optional Termination

                        DESCRIPTION OF THE CERTIFICATES

     The Lehman Home Equity Loan Asset-Backed Certificates, Series 2001-1 (the "Certificates") will consist of two classes of senior certificates (each, a "Class"): the Class A-1 Certificates and the Class A-IO Certificates (collectively, the "Class A Certificates") and one class of subordinated certificates (the "Class R Certificates"). The Certificates will be issued pursuant to a pooling and servicing agreement (the "Agreement"), dated as of November 1, 2001, among Home Loan and Investment Bank, F.S.B., as seller and servicer (in such capacities, the "Seller" and "Servicer"), Lehman ABS Corporation, as depositor (the "Depositor") and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the prospectus (the "Prospectus") is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference. Only the Class A-1 Certificates are offered hereby.

General

     The Class A-1 Certificates will be issued in denominations of $ 1,000 and multiples of $ 1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans; (ii) payments on the Mortgage Loans received after the Cut-Off Date (exclusive of payments in respect of accrued interest on each Mortgage Loan through the related Due Date in October, 2001); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account, the Distribution Account and the Spread Account and funds on deposit therein (excluding net earnings thereon); (v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties; and (vi) an assignment of the Depositor's rights under the mortgage loan purchase agreement (the "Purchase Agreement"). In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A-1 and Class A-IO Certificates, pursuant to which the Certificate Insurer will guarantee certain payments to the Certificateholders as described herein. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The principal amount of the Class A-1 Certificates (the "Class A-1 Principal Balance") on any Distribution Date is equal to the applicable Class Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of Class A-1 Certificates.

     Only the Class A-1 Certificates are being offered hereby. The Class A-1 Certificates represents the right to receive payments of interest at the Class A-1 Certificate Rate for such Class and payments of principal as described below.

     The Class A-IO Certificates, which are not offered hereby, represent the right to receive payments of interest at the Class A-IO Certificate Rate on a pari passu basis with the Class A-1 Certificates as described below. The Class A-IO Certificates are only entitled to payments of interest.

     The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder."

     The "Percentage Interest" represented by a Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class Principal Balance for the related Class as of the Cut-Off Date.

Book-Entry Certificates

     The Class A-1 Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A-1 Certificates ("Certificate Owners") will hold their Class A-1 Certificates through The Depository Trust Company ("DTC") in the United States, or Clear-stream Banking, societe anonyme, a company with limited liability under Luxembourg law and formerly known first as "Cedel S.A." and more recently as "Cedelbank" ("Clearstream") or Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems (the "Participants"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Principal Balances of $ 1,000 and in multiples of $ 1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A-1 Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificate-holders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC participants. While the Class A-1 Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A-1 Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A-1 Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Class A-1 Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A-1 Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A-1 Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A-1 Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clear-stream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares of CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". As of January 14, 2000 New CI has been renamed to "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed to "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clear-stream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A-1 Certificates which conflict with actions taken with respect to other Class A-1 Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A-1 Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Seller, the Servicer, the Certificate Insurer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment of Mortgage Loans

     On the Closing Date the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each such Mortgage Loan after the Cut-Off Date (exclusive of payments in respect of accrued interest on each Mortgage Loan through the related Due Date in October, 2001). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-Off Date and its Loan Rate, as well as other information.

     The Agreement provides that the Seller will deliver to the Trustee on the Closing Date the Mortgage Note relating to each Mortgage Loan and certain other documentation relating to each Mortgage Loan (together with the Mortgage Note, the "Mortgage File"). The Seller will generally deliver the assignments of the Mortgage relating to each Mortgage Loan (including assignments of Mortgages which are required to be recorded as described below). The assignments of the Mortgage are to be delivered in recordable form. The assignments are not required to be recorded, except in the case of assignments of Mortgages which are secured by Mortgaged Properties located within the state of Maryland, which are required to be submitted for recordation by the Seller, at its own expense.

     Within 90 days of the date of delivery thereof, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either
(i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (a) all accrued and unpaid interest thereon, or (b) 30 days' interest thereon, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to cure, repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan together with accrued interest and any other amounts specified in the Agreement.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan at the time the Defective Mortgage Loan was transferred to the trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Agreement.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth below.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

     The Servicer will establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates and the Certificate Insurer. The Collection Account will be an Eligible Account (as defined herein). Within two Business Days after receipt, the Servicer will deposit or cause to be deposited into the Collection Account all amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items). Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. A "Distribution Date" is the 15th day of each month, or if such day is not a Business Date, then the next succeeding Business Day, commencing in December 2001.

     The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies; (ii) one or more accounts with a depository institution which are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of "Baa3" by Moody's and "BBB" by Standard & Poor's (iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity; or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates without taking the Policy into account).

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Advances

     Not later than three Business Days prior to each Distribution Date, the Servicer will remit to the Trustee for deposit in the Distribution Account an amount, to be distributed on the related Distribution Date, equal to 30 days of interest accrued on each Mortgage Loan as to which no payment was received as of the close of business on the last day of the related Due Period (net of the Servicing Fee) plus, with respect to each REO Property which was acquired during or prior to the related Due Period and as to which a final disposition thereof did not occur in the related Due period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the most recently ended Due Period for the related Mortgage Loan at the related Loan Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Collection Account for such Distribution Date pursuant to the Agreement, (the "Monthly Advance"). Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance".

     The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance made by the Servicer is determined by the Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Servicer from other amounts on deposit in the Collection Account. The Servicer's right to such reimbursements is prior to the rights of Certificateholders.

Distribution Dates

     On each Distribution Date, the holders of the Class A Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "Priority of Distributions," an aggregate amount equal to the sum of (a) the Interest Distribution Amount (as defined herein) for each Class of Class A Certificates and (b) with respect to the Class A-1 Certificates only, the Class A-1 Principal Distribution Amount. Distributions will be made (i) in immediately available funds to holders of Class A Certificates by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee in accordance with the Agreement, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar").

Deposits to the Distribution Account

     Amounts in respect of the previous Due Period shall be deposited into the Distribution Account (1) in the case of amounts on deposit in the Collection Account, on the Business Day immediately prior to each Distribution Date and
(2) in the case of amounts on deposit in the Spread Account, to the extent necessary, on the related Distribution Date. Upon deposit in the Distribution Account, the following amounts shall constitute the "Available Funds" for such Distribution Date: (i) payments of principal and interest on the Mortgage Loans (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans (net of amounts to be applied to the restoration or repair of a Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans and any related Substitution Adjustment Amounts; (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls, (c) Net Simple Interest Shortfalls and (d) the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement; (v) any amounts paid under the Policy;
(vi) any amounts deposited in the Distribution Account from the Spread Account; and (vii) amounts withdrawn from the Simple Interest Excess Sub-Account for such Distribution Date.

     "Insurance Proceeds" are proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     "Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (including Insurance Proceeds, but not including amounts paid under the Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property. With respect to a Mortgage Loan, "Net Liquidation Proceeds" are the excess of Liquidation Proceeds over the expenses associated with the related liquidation.

Simple Interest Excess Sub-Account

     The Agreement requires that the Trustee establish and maintain a sub-account of the Collection Account (the "Simple Interest Excess Sub-Account"), which must be an Eligible Account. The Trustee will transfer to the Simple Interest Excess Sub-Account all Net Simple Interest Excess. "Net Simple Interest Excess" means, as of any Distribution Date, the excess, if any, of the aggregate amount of Simple Interest Excess over the amount of Simple Interest Shortfall. "Simple Interest Shortfall" means as of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate, over (ii) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period. "Simple Interest Excess" means, as of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the monthly payment received from the borrower for such Mortgage Loan allocable to interest with respect to the related Due Period, over (ii) 30 days' interest on the principal balance of such Mortgage Loan at the Loan Rate. A "Simple Interest Qualifying Loan", as of any Determination Date, is any Mortgage Loan that was neither prepaid in full during the related Due Period, nor delinquent with respect to a payment that became due during the related Due Period as of the close of business on the Determination Date following such Due Period.

     The Trustee will withdraw amounts on deposit in the Simple Interest Excess Sub-Account for deposit to the Collection Account prior to each Distribution Date to pay Net Simple Interest Shortfalls.

     All funds in the Simple Interest Excess Sub-Account may be invested in Eligible Investments. So long as no Event of Servicing Termination shall have occurred and be continuing, any investment earnings on funds held in the Simple Interest Excess Sub-Account are for the account of the Servicer. The Trustee shall notify the Servicer of any loss resulting from such investments. Upon receipt of such notification, the Servicer, including any predecessor Servicer which directed such investments, shall promptly remit the amount of such loss from its own funds to the Trustee for deposit in the Simple Interest Excess Sub-Account.

Spread Account

     The Agreement requires the Trustee to establish on the Closing Date and maintain thereafter a reserve account (the "Spread Account") and to deposit on each Distribution Date into the Spread Account the percentage of the Excess Spread (the "Monthly Excess Spread Amount") required by the Certificate Insurer. Such percentage is initially 100% and may be reduced by the Certificate Insurer as described below.

     As of any Distribution Date, the difference, if any, between (i) the Available Funds (exclusive of Insured Amounts), and (ii) the sum of (a) the "Remittance Amount" which is the sum of the Interest Distribution Amount for each Class of Class A Certificates and the Class A-1 Principal Distribution Amount (as defined herein) in each case for such Distribution Date and (b) certain amounts payable to the Certificate Insurer representing the insurance premium, amounts equal to Insured Amounts previously paid and not reimbursed, and I and I Payments (defined herein), is the "Excess Spread."

     The aggregate amount required to be on deposit at any time in the Spread Account is determined in accordance with the terms of the Agreement (such amount, the "Base Spread Account Requirement"). Any decline or increase in the Base Spread Account Requirement will be dependent on delinquency and loss performance of the Mortgage Loans, as further described in the Agreement, and the discretion of the Certificate Insurer. While the Base Spread Account Requirement limits the amount on deposit in the Spread Account at any one time, the aggregate amount available through the Spread Account over time is not so limited. On any Distribution Date, amounts, if any, on deposit in the Spread Account will be available to fund any shortfall between the Available Funds (exclusive of Insured Amounts and amounts from the Spread Account) and the aggregate of the Remittance Amounts for the Class A Certificates on such Distribution Date. The Agreement does not require that any initial deposit be made to the Spread Account on the Closing Date.

     The Agreement provides that amounts in the Spread Account in excess of the Base Spread Account Requirement and the portion of the Available Funds available to be deposited therein will be distributed to the Holders of the Class R Certificates. The Holders of the Class R Certificates will not be required to refund any amounts previously and properly distributed to them, regardless of whether there are sufficient funds available on a subsequent Distribution Date to make a full distribution to Holders of the Class A Certificates on any such Distribution Date, or to pay the other amounts set forth above. Funds credited to the Spread Account may be invested in Eligible Investments (as defined in the Agreement) that are scheduled to mature on or prior to the Business Day preceding the next Distribution Date, or such other investments, which may have maturities extending beyond the next succeeding Business Day, as approved from time to time by the Rating Agencies and the Certificate Insurer. Investment earnings on amounts on deposit in the Spread Account shall be retained therein until released at the discretion of the Certificate Insurer.

     The Spread Account may be terminated or other assets, including mortgage loans similar to the Mortgage Loans, may be substituted for some or all of the assets held therein, if any, provided that the Certificate Insurer and the Rating Agencies consent to such action and that the then current ratings of the Class A Certificates assigned by the Rating Agencies (without taking the Policy into account) are not lowered as a result thereof.

     The Spread Account and any income earned thereon will not be assets of the REMIC.

Priority of Distributions

     On each Distribution Date the Trustee is required to withdraw from the Distribution Account the Available Funds, and make the following disbursements and transfers as described below and to the extent of Available Funds (except that amounts paid under the Policy shall only be available for distribution to Certificateholders):

          (i) concurrently, to the holders of the Class A-1 Certificates and Class A-IO Certificates, an amount equal to the related Interest Distribution Amount for the Class A-1 Certificates and Class A-IO Certificates for such Distribution Date, any shortfall being allocated pro rata to each Class of Class A Certificates based on the amount of interest each Class would otherwise be entitled to;

          (ii) to the holders of the Class A-1 Certificates, an amount equal to the Class A-1 Principal Distribution Amount for such Distribution Date;

          (iii) to the Certificate Insurer an amount equal to the sum of (1) the monthly premium for the Policy, (2) an amount sufficient to reimburse the Certificate Insurer to the extent of any unreimbursed Insured Amounts, with interest thereon at the rate specified in the Insurance Agreement, and (3) certain amounts owed to the Certificate Insurer pursuant to the Insurance Agreement ("I and I Payments");

          (iv) to the Servicer and/or the Seller certain other reimbursable expenses pursuant to the Agreement;

          (v) to the Servicer, the amount of Nonrecoverable Advances not previously reimbursed;

          (vi) to the Spread Account, the Monthly Excess Spread Amount;

          (vii) to the Basis Risk Reserve Fund (as defined herein) for distribution to the holders of the Class A-1 Certificates, an amount up to the Net Funds Cap Carry Over; and

          (viii) to the Class R Certificateholders, the balance, if any.

The Certificate Rate

     The "Certificate Rate" on any Distribution Date, with respect to the Class A-1 Certificates, will be a per annum rate equal to the lesser of (a) the Class A-1 Formula Rate and (b) the Net Funds Cap for such Distribution Date. The Certificate Rate on any Distribution Date, with respect to the Class A-IO Certificates, will be per annum rate equal to 5% minus one-month LIBOR subject to a minimum rate of 0.00%.

     The "Class A-1 Formula Rate" is the lesser of (1) one-month LIBOR plus 0.52% per annum (or one-month LIBOR plus 1.04% per annum on and after the Optional Termination Date) and (2) 9% per annum.

     The "Interest Period" means, with respect to each Distribution Date and the Class A Certificates, the period commencing on the preceding Distribution Date and ending on the day preceding the current Distribution Date (except in the case of the first Interest Period, in which case interest will accrue from the Closing Date through the day preceding the first Distribution Date). Interest will accrue on the Class A Certificates on the basis of the actual number of days elapsed and a year consisting of 360 days.

     With respect to each Distribution Date, "one-month LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the Seller and the Certificate Insurer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the seller and the Certificate Insurer, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal balance of the Class A-1 Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the Seller and the Certificate Insurer, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the Class A-1 Certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Distribution Date.

     LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     The "Net Funds Cap" for any Distribution Date is the per annum rate equal to the weighted average interest rate of the mortgage loans weighted on the basis of their principal balances on the first day of the related Due Period, reduced by the rate at which the servicing fee and the certificate premium on the Policy are calculated.

     If the interest accrued on the Class A-1 Certificates is calculated at the Net Funds Cap, holders of Class A-1 Certificates will be entitled to payments of the Net Funds Cap Carry Over from the basis risk reserve fund (the "Basis Risk Reserve Fund") on future Distribution Dates to the extent funds are available therefor. The Policy does not cover any Net Funds Cap Carry Over.

     The "Net Funds Cap Carry Over" for any Distribution Date is the sum of
(a) the excess, if any of the Class Monthly Interest Amount, calculated at the Class A-1 Formula Rate, over the Class Monthly Interest Amount for the Class A-1 Certificates for such Distribution Date, (b) any Net Funds Cap Carry Over remaining unpaid from prior Distribution Dates and (c) 30 days, interest on the amounts in clause (b) calculated at the Class A-1 Formula Rate.

Interest

     On each Distribution Date, to the extent of funds available therefor in accordance with the priorities described above under "--Priority of Distributions," interest will be distributed to each Class of Class A Certificates in an amount equal to the related Interest Distribution Amount. For each Distribution Date and each Class of Class A Certificates, the "Interest Distribution Amount" is the sum of (a) interest at the related Certificate Rate that accrued during the related Interest Period on the related Class Principal Balance or Notional Balance, immediately prior to such Distribution Date less such Class' pro rata share of any shortfalls in interest due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act", and any such shortfall, a "Civil Relief Act Interest Shortfall") for such Distribution Date (the "Class Monthly Interest Amount") and (b) any Class Interest Carryover Shortfall. As to any Distribution Date and Class of Class A Certificates, the "Class Interest Carryover Shortfall" is the sum of (a) the excess of the sum of (A) the related Class Monthly Interest Amount for the preceding Distribution Date and
(B) any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the related Certificate Rate for the related Interest Period.

     On each Distribution Date, the Interest Distribution Amount for each Class of Class A Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount which would have been distributed to each such Class in the absence of such shortfall.

     For any Distribution Date the "Notional Balance" for the Class A-IO Certificates is the aggregate principal balance of the Mortgage Loans on the first day of the preceding calendar month.

Principal

     On each Distribution Date, to the extent of funds available therefor, in accordance with the priorities described above under "--Priority of Distributions," principal will be distributed to the holders of Class A-1 Certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the Class A-1 Principal Balance and (B) the Class A-1 Principal Distribution Amount for such Distribution Date. "Class A-1 Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Monthly Principal Amount for such Distribution Date and any Principal Shortfall Amount for such Distribution Date.

     "Monthly Principal Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan received by the Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, (iii) the principal portion of all Insurance Proceeds and Net Liquidation Proceeds allocable to recoveries of principal of

Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period and any amount received in connection with the termination of the trust during the related Due Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period, and (v) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed.

     "Principal Shortfall Amount" means for any Distribution Date, the excess of the sum of the Monthly Principal Amount for the preceding Distribution Date and any outstanding Principal Shortfall on such preceding Distribution Date, over the amount in respect of principal that is actually distributed to the Holders of the Class A-1 Certificates on such Distribution Date.

     On each Distribution Date, net losses realized in respect of Liquidated Mortgage Loans (to the extent such amount is not covered by Available Funds) will reduce the amount of the Spread Account, if any.
     "Due Period" means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

     A "Liquidated Mortgage Loan" means, as to any Distribution Date, is a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered.

The Policy

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of November 20, 2001, between the Seller, the Depositor, the Trustee, the Servicer and the Certificate Insurer.

     Pursuant to the Policy, on each Distribution Date the Certificate Insurer will make available to the Trustee funds in the amount, if any, necessary to distribute to the Holders of the Class A Certificates the full amount of the Remittance Amount due to such Certificateholders (other than the Certificate Insurer pursuant to its subrogation rights) on such Distribution Date after application of the Available Funds for the Class A Certificates. See "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions."

     The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders a maximum amount equal to the Remittance Amount for such Class for such Distribution Date calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Agreement, except amendments or modifications to which the Certificate Insurer has given its prior written consent. Civil Relief Act Interest Shortfalls will not be covered by payments by the Depositor, the Servicer or any other persons, or from the Spread Account or the Policy. The amount of the actual payment (the "Insured Amount"), if any, paid by the Certificate Insurer under the Policy on each Distribution Date with respect to the Class A Certificates will be equal to the excess, if any, of (1) the Remittance Amount for the Class A Certificates with respect to such Distribution Date over (2) the aggregate amount on deposit (or scheduled to be on deposit) in the Distribution Account that will be available for distribution to the Certificateholders on such Distribution Date, without giving effect to any payments to be made under the Policy. The Policy does not cover any Net Funds Cap Carry Over.

     So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy (such event, a "Certificate Insurer Default"), the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates under the Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the Agreement. In addition, to the extent of unreimbursed payments under the Policy, the Certificate Insurer will be subrogated to the rights of the Holders of the Class A Certificates to which such Insured Amounts were paid. In connection with each Insured Amount paid on a Class A Certificate, the Trustee as attorney-in-fact for the Holder thereof will be required to assign to the Certificate Insurer the rights of such Holder with respect to the Class A Certificates to the extent of such Insured Amount.

     The effect of the Policy is to guarantee the timely payment of interest on the Class A Certificates, and the ultimate payment of the principal amount of the Class A-1 Certificates. In the absence of payments under the Policy, Certificateholders may bear directly the credit and other risks associated with their undivided interest in the Trust.

     Under the Policy, "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, the State of New York, the State of Rhode Island, the State of California or the city in which the corporate trust office of the Trustee or the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

     In the event that the Certificate Insurer were to become insolvent, any claims arising under the Policy would be excluded from coverage by the California Insurance Guaranty Association, established pursuant to the laws of the State of California.

Reports to Certificateholders

     Concurrently with each distribution to the Certificateholders, the Trustee will forward to each Certificateholder a statement, based upon information furnished by the Servicer, setting forth among other items with respect to each Distribution Date:

          (i) the Available Funds for the related Distribution Date;

          (ii) the applicable Interest Distribution Amount for each Class of Class A Certificates, stating separately the Class Monthly Interest Amount, Class Interest Carryover Shortfall, if any, Civil Relief Act Interest Shortfall, the Prepayment Interest Shortfall, the Simple Interest Shortfall and the related Certificate Rate;

          (iii) the Class A-1 Principal Distribution Amount, stating separately the components thereof;

          (iv) the amount of the Monthly Advances, and the Compensating Interest Payments;

          (v) the Servicing Fee for such Distribution Date;

          (vi) the Class Principal Balance for the Class A-1 Certificates, after giving effect to such distribution;

          (vii) the Pool Balance and the aggregate Principal Balance of the Mortgage Loans as of the end of the preceding Due Period;

          (viii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

          (ix) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (x) the amount of any Insured Amounts for such Distribution Date;

          (xi) the amount on deposit in the Spread Account as of such Distribution Date (after giving effect to any amounts described in clause
     (xii) below); and

          (xii) the amount, if any, required to be withdrawn from the Spread Account and deposited into the Distribution Account for such Distribution Date.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $ 1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

     The Trustee may make available the monthly Trustee's Remittance Report through its Corporate Trust home page on the internet, which is located at "www-apps.gis.deutsche-bank.com\invr." In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee may make certain other information and reports related to the Mortgage Loans and the Trust available through its Corporate Trust home page.

Last Scheduled Distribution Date

     The last scheduled Distribution Date for each Class of Class A-1 Certificates is expected to be March 2032.

     It is expected that the actual last Distribution Date for each Class of Class A-1 Certificates will occur significantly earlier than such last scheduled Distribution Date. See "PREPAYMENT AND YIELD CONSIDERATIONS."

     The last scheduled Distribution Date for the Class A-1 Certificates is the Distribution Date occurring six Distribution Dates after distribution of funds collected in respect of the latest maturing Mortgage Loan.

Collection and Other Servicing Procedures on Mortgage Loans

     The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services. With respect to Mortgage Loans that are junior in priority to a first lien on a Mortgaged Property, the Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such first lien.

Hazard Insurance

     The Servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the outstanding Principal Balance on the Mortgage Loan and any related senior lien(s), (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", such flood insurance has been made available and the Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Principal Balance of the Mortgage Loan and the first lien, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Reform act of 1994, as amended. The Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Reform Act of 1994, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures ) will be deposited in the Collection Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

     In the event that the Servicer obtains and maintains a blanket policy as provided in the Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization Upon Defaulted Mortgage Loans

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

Servicing Compensation and Payment of Expenses

     With respect to each Due Period, the Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly servicing fee (the "Servicing Fee") in the amount equal to 0.50% per annum ("Servicing Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period as to which such payment was made. All assumption fees, late payment charges, prepayment penalties and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent.

     Not later than each Determination Date, the Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to the sum of (i) the lesser of (a) any Prepayment Interest Shortfall with respect to the related Due Period and (b) the aggregate Servicing Fee received by the Servicer in the most recently ended Due Period, and (ii) the lesser of (a) any Net Simple Interest Shortfalls for such Due Period, and (b) the total amount remaining, if any, of the aggregate Servicing Fee received in the most recently ended Due Period after payments to cover Prepayment Interest Shortfalls for the related Distribution Date.

Evidence as to Compliance

     The Agreement provides for delivery on or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 2002 and covering the fiscal year ending in 2001, to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 2002 and covering the fiscal year ending in 2001, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Servicer's fiscal year is the calendar year.

Certain Matters Regarding the Depositor, Seller and Servicer

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates (without taking the Policy into account); and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee, the Certificate Insurer and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. The Agreement provides that neither the Depositor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor or the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

Events of Servicing Termination

     "Events of Servicing Termination" will consist of: (i) (A) any failure by the Servicer to make any required Monthly Advance or (B) any other failure of the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Agreement, which other failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders holding Certificates evidencing Voting Rights in the Trust of at least 25%; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the

Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing a Voting Rights in the Trust of at least 25%; (iii) any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing a Voting Right in the Trust of at least 25%;
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event"); (v) so long as the Seller is an affiliate of the Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Purchase Agreement or the Agreement; and (vi) the loss and delinquency performance of the Mortgage Loans exceeding certain specified levels.

     Upon the occurrence and continuation beyond the applicable date of the event described in clause (i)(A) above, if any Monthly Advance is not made by 12:00 Noon New York Time on the second Business Day prior to the applicable Distribution Date, the Trustee or a successor Servicer will immediately assume the duties of the Servicer.

     Upon removal or resignation of the Servicer as described in the preceding paragraph, the Trustee will be the successor Servicer (the "Successor Servicer") as described below under "--Rights Upon an Event of Servicing Termination". The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (iii) above for a period of 60 business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God, an act of war or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Trustee, the Depositor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust, with the consent of the Certificate Insurer, or the Certificate Insurer may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $ 25,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

     The Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Seller, the Trustee, the Certificate Insurer nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A Certificates. The Agreement may also be amended from time to time by the Seller, the Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Voting Rights of each Class affected thereby (or 51% of the Voting Rights of all Classes if all Classes are affected) and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Class A Certificates then outstanding.

Termination; Purchase of Mortgage Loans

     The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Class A-1 Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans, as described below, and (iv) the Distribution Date on which the Policy will be available to pay the outstanding Class A-1 Principal Balance.

     Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Agreement on any date on which the Pool Balance is less than 5% of the Cut-Off Date Principal Balance of all the Mortgage Loans (the "Optional Termination Date") by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the outstanding Pool Balance (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Mortgage Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer (such amount, the "Termination Price"). If the Termination Price is reduced because it is based in part on the appraised value of REO Property in the Trust and the Certificate Insurer fails to perform its obligation under the Policy, the Termination Price to be distributed to Certificateholders on the final Distribution Date may be insufficient to pay the outstanding Class A-1 Principal Balance and accrued and unpaid interest on the Class A-1 Certificates and on the Class A-IO Certificates. Prior to exercising its option to terminate the Agreement described in this paragraph, the Servicer will be required to obtain the Certificate Insurer's consent, if such termination would result in a draw under the Policy.

Voting Rights

     Under the Agreement, the portion of the Voting Rights allocated to the Class A-1 Certificates will equal 99%. The portion of the voting rights allocated to the Class A-IO Certificates will equal 1% (the "Voting Rights"). Provided that there does not exist a Certificate Insurer Default, the Certificate Insurer shall control the Voting Rights.

The Trustee

     Bankers Trust Company of California, N.A. has been named Trustee pursuant to the Agreement.

     The Trustee may have normal banking relationships with the Depositor, the Seller and the Servicer.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Depositor and, in certain instances, the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer (such Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from Home Loan and Investment Bank, F.S.B. (in such capacity, the "Seller") pursuant to the mortgage loan purchase agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans (the "Purchase Agreement"). Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement, to the Trust.

     In the Purchase Agreement the Seller will make representations and warranties similar to those representations and warranties made by the Seller in the Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will be required to repurchase or substitute for the Mortgage Loans as described herein under "DESCRIPTION OF THE CERTIFICATES--Assignment of Mortgage Loans."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Trustee or the Servicer may file reports or other documents, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Those reports or documents filed after the date of this Prospectus and Prospectus Supplement and prior to the termination of the offering of the Class A Certificates are deemed incorporated by reference into and a part of this Prospectus and Prospectus Supplement. You should read each of this Prospectus Supplement and the Prospectus. Any statement in this document or in a document deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus and Prospectus Supplement to the extent that a statement contained in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Prospectus Supplement and the Prospectus.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans from the Seller.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     An election will be made to treat the Trust, exclusive of the Basis Risk Reserve Fund, as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Sidley Austin Brown & Wood LLP, counsel to the Trust and the Underwriters, the Class A Certificates, exclusive of the right to receive payments from the Basis Risk Reserve Fund, will constitute "regular interests" in the REMIC and the Class R Certificates (the "Residual Certificates") will constitute the sole class of residual interests in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders" in the Prospectus.

     The Class A Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on such Certificates must be reported under an accrual method of accounting.

     The Class A-1 Certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. Holders of Class A-1 Certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities such as the Class A-1 Certificates. Until the Treasury issues guidance to the contrary, the Trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the Class A-1 Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Mortgage Loans will prepay at 28% of CPR (as defined below). No representation is made as to the actual rate at which the Mortgage Loans will prepay.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this Prospectus Supplement is based on a Constant Prepayment Rate ("CPR"). CPR represents a constant rate of prepayment on the Mortgage Loans each month relative to the aggregate outstanding principal balance of the Mortgage Loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans, and there is no assurance that the Mortgage Loans will prepay at the specified CPR. The Depositor does not make any representation about the appropriateness of the CPR model.

     Each holder of a Class A-1 Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of Net Funds Cap Carry Over. The treatment of amounts received by a Class A-1 Certificateholder under such certificateholder's right to receive payments in respect of Net Funds Cap Carry Over will depend on the portion, if any, of the Class A-1 Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A-1 Certificate must allocate its purchase price for that Certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of Net Funds Cap Carry Over in accordance with the relative fair market values of each property right. The Trustee intends to treat payments made to the holders of the Class A-1 Certificates in respect of Net Funds Cap Carry Over as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Servicer estimates that the right to receive payments in respect of Net Funds Cap Carry Over has a de minimis value. Under the REMIC regulations, the Servicer is required to account for the REMIC regular interest and the right to receive payments in respect of Net Funds Cap Carry Over as discrete property rights. It is possible that the right to receive payments in respect of Net Funds Cap Carry Over could be treated as a partnership among the holders of the Class A-1 and Class R Certificates in respect of the Class R Certificateholders' entitlement to distributions from the REMIC, in which case holders of the Class A-1 Certificates would be subject to potentially different timing of income and foreign holders of the Class A-1

Certificates could be subject to withholding in respect of any payment in respect of Net Funds Cap Carry Over. Holders of the Class A-1 Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A-1 Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the trustee's treatment of payments in respect of Net Funds Cap Carry Over is respected, ownership of the right to such payments will nevertheless entitle the owner to amortize the separate price paid therefor under the notional principal contract regulations.

     In the event that the right to receive payments in respect of Net Funds Cap Carry Over is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class A-1 Certificate, the amount of the sale allocated to the selling Certificateholder's right to receive payments in respect of Net Funds Cap Carry Over would be considered a "termination payment" under the notional principal contract regulations. A Class A-1 Certificateholder would have gain or loss from such a termination payment in an amount equal to the excess, if any, of (i) the amount of any termination payment it received or is deemed to have received over (ii) the unamortized portion of any amount paid, or deemed paid, by the Certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of Net Funds Cap Carry Over. Gain or loss realize upon the termination of the right to receive payments in respect of Net Funds Cap Carry Over generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     This paragraph applies exclusive of any right of the Class A-1 Certificates to receive payments in respect of Net Funds Cap Carry Over. The Class A-1 Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Class A-1 Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and
(ii) "real estate assets" within the meaning of section 856(c)(4) of the Code, in each case to the extent described in the Prospectus. Interest on the Class A-1 Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Class A Certificates are treated as real estate assets. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     A person who is not a United States person (a "non-U.S. Holder") who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A-1 Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or OID on a Class A-1 Certificate. To qualify for the exemption from taxation, the Withholding Agent (as defined below), must have received a statement from the individual or corporation that:

          o is signed under penalties of perjury by the beneficial owner of the Class A-1 Certificate,
          o    certifies that such owner is not a U.S. Holder, and
          o    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. Holder (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Class A-1 Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A-1 Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Class A-1 Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A foreign Class A-1 Certificateholder whose income with respect to its investment in a Class A-1 Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder were a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Class A-1 Certificate, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Class A-1 Certificates will not be includible in the estate of a non-U.S. Holder unless, at the time of such individual's death, payments in respect of the Class A-1 Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Class A-1 Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Class A-1 Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Class A-1 Certificate to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

     Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A-1 Certificates under the tax laws of any state. Investors considering an investment in the Class A-1 Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A-1 Certificates.

                             ERISA CONSIDERATIONS

     Any fiduciary which proposes to cause a pension plan, employee benefit or other plan that is subject to Title I of ERISA or Section 4975 of the Code (a "Plan") to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code of the Plans acquisition and ownership of such Certificates. The Certificates will constitute "equity interests" within the meaning of the Plan Assets Regulation, and it is not expected that an exception under those regulations will apply. See "ERISA CONSIDERATIONS" in the Prospectus.

     The U.S. Department of Labor has granted to Lehman Brothers Inc. ("Lehman Brothers") Prohibited Transaction Exemption 91-14 (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Lehman Brothers or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A-1 Certificates by a Plan provided that certain conditions (some of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Class A-1 Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A-1 Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Trust contains only certain types of assets (a "Designated Transaction");

          (3) The Class A-1 Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from S&P, Moody's or Fitch, Inc.;

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A-1 Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer represent not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of any Underwriter, the Seller, the Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (together with the Trustee, the "Restricted Group"); and

          (6) The Plan investing in the Class A-1 Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriters believe that the Exemption will apply to the acquisition and holding of the Class A-1 Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. Any Plan fiduciary considering whether to purchase any Class A-1 Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A-1 Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or to the prohibited transaction provisions of ERISA or the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. A Plan fiduciary should also consult with counsel regarding the application of the Plan Assets Regulation to an investment in Class A-1 Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Class A-1 Certificates will be rated in the highest rating category of the Rating Agencies, the Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A-1 Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated November 16, 2001 (the "Underwriting Agreement"), among the Depositor and Lehman Brothers Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A-1 Certificates.

     The Depositor has been advised that the Underwriter proposes initially to offer the Class A-1 Certificates to the public at the respective offering price set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed 0.30% of the Certificate balance, and that the Underwriter may allow and such dealers may reallow a reallowance discount not to exceed 0.15% of the Certificate balance.

     Until the distribution of the Class A-1 Certificates is completed, the rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase such Classes of Class A-1 Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A-1 Certificates. Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of such Classes of Class A-1 Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A-1 Certificates.

     In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Class A-1 Certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A-1 Certificates will develop.

     The Depositor is an affiliate of Lehman Brothers Inc.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     If you initially receive an electronic copy of the Prospectus and Prospectus Supplement from an Underwriter, you will receive a paper copy of the Prospectus and Prospectus Supplement upon request to the

Underwriter. Upon receipt of a qualifying request, the Underwriter will promptly deliver a paper copy of the Prospectus and Prospectus Supplement to you free of charge.

                                    EXPERTS

     The financial statements of Ambac Assurance Corporation as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A-1 Certificates will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by S&P and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

Terms                                                                    Page



accredited investor......................................................S-51
Agreement..........................................................S-12, S-27
Available Funds..........................................................S-35
Base Spread Account Requirement..........................................S-36
Basis Risk Reserve Fund..................................................S-38
beneficial owner.........................................................S-28
Book-Entry Certificates..................................................S-28
Business Day.............................................................S-40
Certificate Insurer Default..............................................S-40
Certificate Owners.......................................................S-28
Certificate Rate.........................................................S-37
Certificate Register.....................................................S-34
Certificate Registrar....................................................S-35
Certificateholder........................................................S-27
Certificates.............................................................S-27
CIS-29
Civil Relief Act.........................................................S-38
Civil Relief Act Interest Shortfall......................................S-38
Class....................................................................S-27
Class A Certificates.....................................................S-27
Class A-1 Formula Rate...................................................S-37
Class A-1 Principal Balance..............................................S-27
Class A-1 Principal Distribution Amount..................................S-39
Class Interest Carryover Shortfall.......................................S-38
Class Monthly Interest Distributable Amount..............................S-38
Class R Certificates.....................................................S-27
Clearstream..............................................................S-28
Clearstream, Luxembourg..................................................S-29
CLTV.....................................................................S-20
Code.....................................................................S-47
Collection Account.......................................................S-33
Cooperative..............................................................S-30
CPR......................................................................S-48
Cut-Off Date.............................................................S-17
Cut-Off Date Principal Balance...........................................S-17
DBC......................................................................S-29
Defective Mortgage Loans.................................................S-33
Definitive Certificate...................................................S-28
Depositor..........................................................S-12, S-27
Designated Transaction...................................................S-50
Distribution Account.....................................................S-33
Distribution Date........................................................S-33
DTC......................................................................S-28
Due Period...............................................................S-39
Eligible Substitute Mortgage Loan........................................S-32
ERISA....................................................................S-50
Euroclear................................................................S-28
Euroclear Operator.......................................................S-30
Euroclear Participants...................................................S-30
European Depositaries....................................................S-28

Events of Default........................................................S-44
Excess Spread............................................................S-36
Exemption................................................................S-50
Financial Intermediary...................................................S-28
Global Securities.........................................................A-1
I and I Payments.........................................................S-37
Insolvency Event.........................................................S-44
Insurance Agreement......................................................S-39
Insurance Proceeds.......................................................S-35
Insured Amount...........................................................S-40
Interest Distribution Amount.............................................S-38
Interest Period..........................................................S-37
Lehman Brothers..........................................................S-50
Liquidated Mortgage Loan.................................................S-39
Liquidation Proceeds.....................................................S-35
Loan Rates...............................................................S-17
Monthly Advance..........................................................S-34
Monthly Excess Spread Amount.............................................S-36
Monthly Principal Amount.................................................S-39
Mortgage File............................................................S-32
Mortgage Loan Schedule...................................................S-32
Mortgage Loans...........................................................S-17
mortgage related securities..............................................S-51
Net Funds Cap............................................................S-38
Net Funds Cap Carry Over.................................................S-38
Net Liquidation Proceeds.................................................S-35
Net Simple Interest Excess...............................................S-35
New CI...................................................................S-29
Nonrecoverable Advance...................................................S-34
Notional Amount..........................................................S-39
OID......................................................................S-47
one-month LIBOR..........................................................S-37
Optional Termination Date................................................S-46
Participants.............................................................S-28
Percentage Interest......................................................S-27
Plan.....................................................................S-50
Policy...................................................................S-27
Pool Balance.............................................................S-17
Principal Balance........................................................S-17
Principal Shortfall Amount...............................................S-39
Prospectus...............................................................S-27
Purchase Agreement.................................................S-27, S-46
Purchase Price...........................................................S-32
Related Documents........................................................S-32
Relevant Depositary......................................................S-28
REMIC....................................................................S-47
Remittance Amount........................................................S-36
Residual Certificates....................................................S-47
Restricted Group.........................................................S-51
Rules....................................................................S-28
Seller.......................................................S-12, S-27, S-46
Servicer...........................................................S-12, S-27
Servicing Advance........................................................S-34

Servicing Fee............................................................S-42
Servicing Fee Rate.......................................................S-42
Simple Interest Excess...................................................S-35
Simple Interest Excess Sub-Account.......................................S-35
Simple Interest Qualifying Loan..........................................S-35
Simple Interest Shortfall................................................S-35
SMMEA....................................................................S-51
Spread Account...........................................................S-36
Substitution Adjustment..................................................S-32
Successor Servicer.......................................................S-44
Termination Price........................................................S-46
Terms and Conditions.....................................................S-30
Trustee............................................................S-12, S-27
Underwriters.............................................................S-51
Underwriting Agreement...................................................S-51
Voting Rights............................................................S-46
weighted average life....................................................S-24

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 2001-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issued in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN (Certificate of Foreign Status). If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8 BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form W-8 BEN may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8 BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8ECI and Form W-8 BEN are effective for three calendar years.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 $ 51,264,000
                              LEHMAN HOME EQUITY
                               LOAN TRUST 2001-1



                               Home Equity Loan
                           Asset-Backed Certificates
                                 Series 2001-1




                     Home Loan and Investment Bank, F.S.B.
                            as Seller and Servicer







                            Lehman ABS Corporation,
                                 as Depositor







                              ------------------

                             PROSPECTUS SUPPLEMENT
                               November 16, 2001
                              ------------------






                                LEHMAN BROTHERS

Prospectus



                            LEHMAN ABS CORPORATION
                           Asset-Backed Certificates
                              Asset-Backed Notes
                             (Issuable in Series)


     Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

     The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     (a)  one or more pools of

          (1) closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

          (2) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements,

          (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

     (b) all monies due under the above assets (which may be net of amounts payable to the servicer), and

     (c) funds or accounts established for the related trust fund, or one or more forms of enhancement.

     The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

     For a discussion of risks associated with an investment in the securities, see Risk Factors on page 2.

     Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                LEHMAN BROTHERS
November 29, 2000

                                 Risk Factors

     You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result in Delays in Ability to Sell Securities or Lower Returns

     There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments--No Recourse to Depositor, Seller or Servicer

     The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

     Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

     If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

     The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

     We refer you to "The Agreements Assignment--of Primary Assets."

Limits on Enhancement May Result in Losses to Holders

     Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

     We refer you to "Enhancement."

Timing and Rate of Prepayments May Result in Lower Yield

     The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

          (1) the extent of prepayments, which may be influenced by a variety of factors,

          (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

          (3) the exercise of any right of optional termination.

     Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

     We refer you to "Description of the Securities--Weighted Average Life of Securities."

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

     We refer you to `Description of the Securities--Payments of Interest."

Status of Loans as Junior Liens May Result in Losses in Foreclosure Proceedings

     The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders

     There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

You Could Be Adversely Affected By Violations of Environmental Laws

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

Violations of Lending Laws Could Result in Losses on Primary Assets

     Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

     The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

     We refer you to "Legal Aspects of Loans."

     The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Rating of the Securities Relates to Credit Risk Only and Does Not Assure Payment on the Securities

     The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer's financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.

Liquidation Value of Trust Fund Assets may be Insufficient to Satisfy All Claims Against Trust Fund

     There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

     The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.


                         Description of the Securities

General

     A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements--either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

     The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

     Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

     Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the "Enhancement") will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."

Valuation of the Primary Assets

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

     The "Assumed Reinvestment Rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of Interest

     Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

Payments of Principal

     On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

     Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

Final Scheduled Distribution Date

     The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

     The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

Special Redemption

     If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

Optional Redemption, Purchase or Termination

     The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860E of the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Life of the Securities

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

     There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                The Trust Funds

General

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

          (1) the Primary Assets;

          (2) amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

          (3) any Enhancement for that series;

          (4) any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

          (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

     As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

The Loans

     Mortgage Loans. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

     Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

     The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

          (1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

          (2) a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

     The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     Additional Information. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

     Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

     A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

     The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

          (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

          (b) the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

          (c) the range and average outstanding principal balance of the loans;

          (d) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

          (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

          (f) the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

          (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

          (h) the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

          (i) the geographic distribution of any mortgaged properties securing the loans;

          (j) the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

          (k) the lien priority of the loans;

          (l) the credit limit utilization rate of any revolving credit line loans; and

          (m) the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.

Private Securities

     General. Primary assets for a series may consist, in whole or in part, of private securities which include:

          (a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

          (b) collateralized obligations secured by underlying loans.

     While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

     The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

     All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

     Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the "PS Trustee"). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the private securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Sponsor may be an affiliate of the depositor. The obligations of the PS Sponsor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Sponsor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

     Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Sponsor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

     The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     Enhancement Relating to Private Securities. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

     Additional Information. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

          (1) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

          (2) characteristics of the underlying loans including:

               (A) the payment features of the underlying loans--i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

               (B) the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

               (C) the servicing fee or range of servicing fees with respect to the underlying loans,

               (D) the minimum and maximum stated maturities of the underlying loans at origination,

               (E) the lien priority and credit utilization rates, if any, of the underlying loans, and

               (F) the delinquency status and year of origination of the underlying loans;

          (3) the maximum original term-to-stated maturity of the private securities;

          (4) the weighted average term-to-stated maturity of the private securities;

          (5) the pass-through or certificate rate or ranges thereof for the private securities;

          (6) the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

          (7) the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

          (8) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

          (9) the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

     If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.

Collection and Distribution Accounts

     A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

     Amounts deposited in the distribution account may be available for the following purposes:

          (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

          (2) the making of adequate provision for future payments on specified classes of securities, and

          (3) any other purpose specified in the related prospectus supplement.

     After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

                                  Enhancement

     If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, over-collateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

Subordinate Securities

     If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

Insurance

     If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

Reserve Funds

     If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

Minimum Principal Payment Agreement

     If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

Deposit Agreement

     If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Derivative Products

     If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

     A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

         (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

         (2)  paying administrative expenses or

         (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

     These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

                              Servicing of Loans

General

     Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

     In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

Collection Procedures; Escrow Accounts

     The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

     If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

     The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

          (1) All payments on account of principal, including prepayments, on the primary assets;

          (2) All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

          (3) All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

          (4) All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

          (5) All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

          (6) All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

          (7) All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

     The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

          (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

          (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

          (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

          (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

          (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

          (6) to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

          (8) to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

Advances and Limitations Thereon

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

     Standard Hazard Insurance; Flood Insurance. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

     The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Coverage typically will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

Realization Upon Defaulted Loans

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

     In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

          (1) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

          (2) such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

     Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

     The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.

Enforcement of Due-On-Sale Clauses

     Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

     When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

     To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

Evidence as to Compliance

     The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

Certain Matters Regarding the Servicer

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

     The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

          (1) services similar loans in the ordinary course of its business,

          (2) is reasonably satisfactory to the trustee for the related series,

          (3) has a net worth of not less than the amount specified in the related prospectus supplement,

          (4) would not cause any Rating Agency's rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

          (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                The Agreements

     The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.

Assignment of Primary Assets

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Loans. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

     o the mortgage note endorsed without recourse to the order of the trustee or in blank,

     o the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office)and

     o    an assignment of the mortgage in recordable form.

     The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

     If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of Loans--The Home Improvement Contracts."

     With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

     Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

     Assignment of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

          (1) that the information contained in the private security schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

          (3) that there has been no other sale by it of the private securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

          (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

          (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

          (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

          (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See "Risk Factors--Limited Assets for Payments--No Recourse to Depositor, Seller or Servicer."

     The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

Pre-Funding Account

     If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

Reports to Holders

     The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

          (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

          (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          (4) the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          (5) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

          (6) the amount of any delinquencies with respect to payments on the related primary assets;

          (7) the book value of any REO Property acquired by the related trust fund; and

          (8) any other information specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance."

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Servicing Agreement. Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

          (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

          (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

          (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

     During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than

51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

     Indenture. Events of Default under the indenture for each series of notes may include, among other things:

          (1) a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note's maturity;

          (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          (4) specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          (5) any other Event of Default provided with respect to notes of that series.

     If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

     If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

          (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

          (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

          (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

     In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time:

          (1) if the trustee ceases to be eligible to continue as such under the agreement,

          (2) if the trustee becomes insolvent, or

          (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreement

     The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

          (3) to add to the duties of the depositor, the trust fund or servicer,

          (4) to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

          (5) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

          (6) to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities.

     The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 66 2/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may
(a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

Voting Rights

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

List of Holders

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

     For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.

Termination

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

          (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

          (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

     The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity's right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

     Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                     Custody Receipts; Custody Agreements

     A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

     Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

     If a series of securities includes custody receipts, the related prospectus supplement will describe:

     o    the primary assets that are security for the related notes

     o    the terms of the related notes, and

     o    the terms of the custody receipts.

     At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

     The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

     No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

     Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

Notices; Voting

     Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

     Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

Defaults

     The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

The Custodian

     Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

Duties of the Custodian

     The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

     The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Custodian

     The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

     The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

     Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

Amendment of Custody Agreement

     As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

          (3) to add to the duties of the depositor or the custodian, or

          (4) to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

     In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or (b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

Voting Rights

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

Termination of Custody Agreement

     The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

                            Legal Aspects of Loans

     The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages

     The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset

Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.

Rights of Redemption

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code


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


rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security--provided no sale of the property has yet occurred--prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-On-Sale Clauses In Mortgage Loans

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states--Arizona, Michigan, Minnesota, New Mexico and Utah--have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

     Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983

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


deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

     General

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"-i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.


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


     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

     Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

         (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

         (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

         (3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the certificates of that series. Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

     The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.

                                 The Depositor

General

     The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

          (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

          (2) credit card purchases or cash advances,

          (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

          (4) trade financings,

          (5) loans secured by certain first or junior mortgages on real estate,

          (6) loans to employee stock ownership plans and

          (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                Use of Proceeds

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

          (1) to purchase the related primary assets,

          (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

          (3) to establish any reserve funds described in the related prospectus supplement and

          (4) to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

     If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.

                       Federal Income Tax Considerations

General

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advise of Sidley Austin Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets"--generally, property held for investment--within the meaning of
Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The United States federal income tax consequences to holders will vary depending on whether:

          (1) the securities of a series are classified as indebtedness;

          (2) an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code;

          (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

          (4) an election is made to treat the trust fund relating to a particular series of certificates as a partnership. The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, other than a partnership that is not treated as a Unites States person under any applicable Treasury regulations, an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States Persons shall be considered U.S. persons as well.

Taxation of Debt Securities

     Status as Real Property Loans. Except to the extent provided otherwise in a prospectus supplement as to each series of securities Sidley Austin Brown & Wood LLP will have advised the Depositor that:

          (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code section 593(d);

          (2) securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and

          (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the closing date, the issue price for such class will be treated as the fair market value of such class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below, provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt

Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (1) such interest is unconditionally payable at least annually, (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of such Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt

Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of securities, or, in the case of a Pass-Through Security, as described below, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described below, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on that security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and Its Holders

     General. In the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (2) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (1), (2) or (3) above, then a security will qualify for the tax treatment described in (1), (2) or (3) in the proportion that such REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of certificates representing a Residual Interest (the "Residual Interest Securities"). In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including certain pass-through entities but not including real estate investment trusts, those expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of that holder's adjusted gross income. In addition the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In most cases, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.


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


Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day, which is generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

          (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

          (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

          (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

          (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders on that day of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest.

     Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of that excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, or thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (1) 120% of the long term applicable federal rate on the Startup Day multiplied by (2) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations which provide that a Residual Interest acquired after January 3, 1995 cannot be marked to market.


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


Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the fees to the trustee and the servicer. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct the fees to the trustee and the servicer under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees to the trustee and the servicer, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing that holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.


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


     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the Pass-Through Security, rather than with respect to the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount--generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price--will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities--Market Discount" and "--Taxation of Debt Securities-Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive specified payments of both interest and principal. Some Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e. 1% interest on the loan principal balance--or securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying mortgage loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possible-ties, the IRS could contend that (1) in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in mortgage loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loan's character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "qualifying real property loans" within the meaning of
Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The maximum tax rate on ordinary income for


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


individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

          (1) fails to furnish the trustee with its taxpayer identification number ("TIN");

          (2) furnishes the trustee an incorrect TIN;

          (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

          (4) under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Regulations.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("nonresidents"), such interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless such rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the Trust as a Partnership

     Sidley Austin Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed Securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 1/4% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to that note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a foreign person, generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (2) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. The New Regulations which make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the securities are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Securities, and that a series of securities includes a single class of securities. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of

          (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed;

          (2) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (3) prepayment premium payable to the certificateholders for such month; and

          (4) any other amounts of income payable to the certificateholders for such month.

Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the


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trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to such

     Certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a holder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificate-holder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be


                                      70
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engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8, BEN IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 or similar form in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificate-holders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. The New Regulations make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT Securities

     General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996, became effective on September 1, 1997 and created a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT holders of securities. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.


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     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of such series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT

     The trust fund underlying a series, or one or more designated pools of assets held in the trust fund, will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (1) a FASIT election is in effect, (2) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of securities' interests in the FASIT are met on a continuing basis, and (3) the trust fund is not a regulated investment company as defined in
Section 851(a) of the Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

     Asset Composition

     In order for a trust fund, or one or more designated pools of assets held by a trust fund, to be eligible for FASIT status, substantially all of the assets of the trust fund, or the designated pool, must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include

          (1) cash or cash equivalents,

          (2) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

          (3) foreclosure property,

          (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

          (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

          (6) FASIT regular interests, and

          (7) REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C


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corporation. In the case of series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if

          (1) it is designated as a regular interest,

          (2) it has a stated maturity no greater than thirty years,

          (3) it entitles its holder to a specified principal amount,

          (4) the issue price of the interest does not exceed 125% of its stated principal amount,

          (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and

          (6) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests--i.e., certain qualified floating rates and weighted average rates. See "Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (3), (4), or (5), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (6), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Note outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of FASIT Regular Notes are treated as exchanging their Notes for interests in the New Arrangement, the classification of


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


which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Note increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Securities

     General. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on those securities in the same manner described for REMIC Regular Securities. See "Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT Regular Security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such Security should be allowed to deduct the loss sustained, or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.


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


     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

          (1) the receipt of income derived from assets that are not permitted assets,

          (2) certain dispositions of permitted assets,

          (3) the receipt of any income derived from any loan originated by a FASIT, and

          (4) in certain cases, the receipt of income representing a servicing fee or other compensation.

Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Under proposed Treasury regulations, if a non-U.S. person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. person FASIT Regular Securityholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a non-U.S. person and the non-U.S. person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

     Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


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                           State Tax Considerations

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                             ERISA Considerations

     ERISA and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code, and on persons who are parties in interest or disqualified persons with respect to those plans. Certain employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes, or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example, Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the Trust if, as described below, the assets of the Trust were considered to include Plan assets.

     DOL has issued a final regulation (29 C.ER. Section 2510.3-101) (the "Plan Assets Regulation") containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Plan Assets Regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a security; the plan assets would include an undivided interest in the primary assets and any other assets held by the trust fund. In that event, persons providing services with respect to the assets of the trust fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of


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ERISA, including the prohibited transaction provisions of Section 406 of ERISA
(and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The "look-through" rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such notes, but not, by reason of such purchase, the underlying assets of the trust fund. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

     If the interest is an "equity interest," the Plan Assets Regulation creates an exception if the class of equity interests in question is: (1) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (2) freely transferable; and (3) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of each class of equity interests in an entity is held by investors other than benefit plan investors (which is defined as including Plans, employee benefit plans as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity), the investing Plan's assets will not include any of the underlying assets of the entity in which it has invested.

     If the security is an "equity interest" under the Plan Assets Regulation and no exception applies, an exemption may be available. On February 22, 1991, the DOL granted to Lehman Brothers Inc. an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 75414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities may include the certificates. The obligations covered by the Exemption include obligations such as the primary assets, other than private securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or home improvement contracts that are unsecured. The Exemption will apply to the acquisition, holding and resale of the securities by a Plan, if a number of conditions (some of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or Fitch, Inc.;

          (4) The sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and


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

     retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (5) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange SEC under the Securities Act of 1933.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "pre-funding period"), instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

          (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of additional obligations to the trust during the funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust:

               (a) the characteristics of the additional obligations must be monitored by an insurer or other enhancement provider that is independent of the depositor; or

               (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/ or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

          (6) The funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the agreement or an event of default under the pooling and servicing agreement occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8) The related prospectus or prospectus supplement must describe:


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


               (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (b) the duration of the funding period;

               (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

               (d) that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to certificateholders as repayments of principal.

          (9) The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     The trust also must meet the following requirements:

          (1) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (2) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (3) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

          (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

          (2) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;

          (3) a Plan's investment in securities does not exceed twenty-five
     (25) percent of all of the securities outstanding after the acquisition;
     and

          (4) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which such person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to Plans sponsored by the depositor, the underwriters of the securities, the trustee, any servicer, any obligor with respect to obligations included in a trust fund constituting more than five
(5) percent of the aggregate unamortized principal balance of the assets in a trust fund, or any affiliate of such parties (the "Restricted Group").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the securities and the potential consequences to their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


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                               Legal Investment

     Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage related securities" under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                    Ratings

     It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

                             Plan of Distribution

     The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.

                                 Legal Matters

     Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.

                             Available Information

     Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

     A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http:**www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.


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                            INDEX OF DEFINED TERMS

Assumed Reinvestment Rate....................................................7
Cash Flow Bond Method.......................................................62
Code........................................................................51
Depositor Securities........................................................49
Disqualified Organization...................................................60
Eligible Corporations.......................................................73
Enhancement..................................................................6
Exemption...................................................................78
FASIT Qualification Test....................................................72
Interest Weighted Securities................................................54
IO..........................................................................72
New Regulations.............................................................64
OID Regulations.............................................................52
Pass-Through Securities.....................................................61
Pay-Through Security........................................................53
Plan Assets Regulation......................................................77
Prepayment Assumption.......................................................53
PS Agreement................................................................13
PS Sponsor..................................................................14
PS Trustee..................................................................13
PTE.........................................................................77
Publicly Offered Securities.................................................78
Ratio Strip Securities......................................................62
RCRA........................................................................41
Regular Interest Securities.................................................52
Residual Interest Securities................................................56
Restricted Group............................................................80
Short-Term Note.............................................................66
Stripped Securities.........................................................61
U.S. Person.................................................................51